    As filed with the Securities and Exchange Commission on December 5, 1998

                                                          Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           -------------------------

                             HAMILTON BANCORP INC.
             (Exact name of registrant as specified in its charter)

                           -------------------------

             FLORIDA                                            65-0149935
  (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                           Identification No.)

                             3750 N.W. 87TH AVENUE
                              MIAMI, FLORIDA 33178
                                 (305) 717-5613
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                           -------------------------

                            HAMILTON CAPITAL TRUST I
             (Exact name of registrant as specified in its charter)

                           -------------------------

            DELAWARE                                            APPLIED FOR
  (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                           Identification No.)

                             3750 N.W. 87TH AVENUE
                              MIAMI, FLORIDA 33178
                                 (305) 717-5613
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                           -------------------------

                              EDUARDO A. MASFERRER
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                             HAMILTON BANCORP INC.
                             3750 N.W. 87TH AVENUE
                              MIAMI, FLORIDA 33178
                                 (305) 717-5613
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           -------------------------

                          COPIES OF COMMUNICATIONS TO:

 ROBERT GROSSMAN, ESQ.                                   MARK I. SOKOLOW, ESQ.
 JEFFREY OSHINSKY, ESQ.                                 THACHER PROFFITT & WOOD
GREENBERG TRAURIG, P.A.                                  TWO WORLD TRADE CENTER
 1221 BRICKELL AVENUE                                         38TH FLOOR
 MIAMI, FLORIDA 33131                                  NEW YORK, NEW YORK 10048
    (305) 579-0500                                          (212) 912-7400
                           -------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

                           -------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
                                                                        PROPOSED
                                                          AMOUNT         MAXIMUM      PROPOSED MAXIMUM     AMOUNT OF
                  TITLE OF CLASS OF                       TO BE      OFFERING PRICE  AGGREGATE OFFERING  REGISTRATION
             SECURITIES TO BE REGISTERED                REGISTERED     PER UNIT(1)       PRICE (1)            FEE
------------------------------------------------------------------------------------------------------------------------
Junior Subordinated Deferrable Interest Debentures,
   Series A of Hamilton Bancorp Inc.(2)..........       1,380,000        $25.00          $34,500,000        $10,178
------------------------------------------------------------------------------------------------------------------------
Series A Capital Securities of Hamilton Capital
   Trust I.......................................       1,380,000        $25.00          $34,500,000          N/A
------------------------------------------------------------------------------------------------------------------------
The Hamilton Bancorp Inc. Guarantee, Series A with
   respect to Series A Capital Securities(3)(4)..          N/A             N/A              N/A               N/A
------------------------------------------------------------------------------------------------------------------------
Total..............................................................       100%           $34,500,000(5)     $10,178
========================================================================================================================

(1)  Estimated solely for the purpose of computing the registration fee.
(2) The Junior Subordinated Deferrable Interest Debentures, Series A, will be purchased by Hamilton Capital Trust I with the proceeds of the sale of the Series A Capital Securities.
(3) No separate consideration will be received for the Hamilton Bancorp Inc. Series A Guarantee.
(4) This Registration Statement is deemed to cover the Junior Subordinated Deferrable Interest Debentures, Series A, of Hamilton Bancorp Inc., the rights of holders of Junior Subordinated Deferrable Interest Debentures, Series A, of Hamilton Bancorp Inc. under the Indenture, the rights of holders of Series A Capital Securities of Hamilton Capital Trust I under the Trust Agreement, the rights of holders of the Series A Capital Securities under the Series A Guarantee, which, taken together, fully, irrevocably and unconditionally guarantee the payment of distributions and other amounts under the Series A Capital Securities.
(5) Such amount represents the principal amount of Junior Subordinated Deferrable Interest Debentures, Series A, issued at their principal amount and the issue price rather than the principal amount of Junior Subordinated Deferrable Interest Debentures, Series A, issued at an original issue discount. Such amount also represents the initial public offering price of the Series A Capital Securities of Hamilton Capital Trust I.

                           -------------------------

         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===============================================================================

                 SUBJECT TO COMPLETION, DATED DECEMBER 5, 1998

                                  $30,000,000

                                    BLUS(SM)

                            HAMILTON CAPITAL TRUST I

[logo]

                  % BENEFICIAL UNSECURED SECURITIES, SERIES A
                 (LIQUIDATION AMOUNT $25 PER CAPITAL SECURITY)
    FULLY AND UNCONDITIONALLY GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY

                             HAMILTON BANCORP INC.

-------------------------------------
                                                THE TRUST

      WE URGE YOU TO CAREFULLY READ
      THE "RISK FACTORS" SECTION OF        o    The Trust is offering capital securities representing
      THIS PROSPECTUS BEGINNING ON              preferred beneficial interests in the assets of the Trust.
      PAGE 12, WHERE WE DESCRIBE
      SPECIFIC RISKS ASSOCIATED            o    The Trust will issue common securities representing common
      WITH THE SECURITIES OFFERED               beneficial interests in the assets of the Trust to Hamilton
      BY THIS PROSPECTUS, ALONG                 Bancorp Inc.
      WITH THE OTHER INFORMATION
      CONTAINED IN THIS PROSPECTUS,        o    The sole assets of the Trust are the      % junior
      BEFORE YOU MAKE YOUR                      subordinated deferrable interest debentures of Hamilton Bancorp
      INVESTMENT DECISION.                      Inc., which mature on          , 2028.

      THESE SECURITIES ARE NOT
      DEPOSITS OR OTHER OBLIGATIONS        o    Distributions on the capital securities will be paid
      OF A BANK AND ARE NOT INSURED             quarterly on March 31, June 30, September 30 and December 31 of
      BY THE FEDERAL DEPOSIT                    each year commencing on          , 199  .
      INSURANCE CORPORATION OR ANY
      OTHER GOVERNMENTAL AGENCY.           We plan to list the capital securities on the Nasdaq National Market under the trading symbol "HABKP."

-------------------------------------

                                  THE OFFERING

                                             PER SECURITY            TOTAL
                                           ----------------      -------------
     Public price(1)...............        $    25.00            $  30,000,000
     Underwriting discounts........        $       (2)           $          (2)
     Proceeds to the Trust(3)......        $    25.00            $  30,000,000

(1)  Plus accrued distributions, if any, from        , 1998 to the date of
     delivery.
(2)  Because the proceeds of the sale of the securities will be used by the
     Trust to purchase the    % junior subordinated deferrable interest
     debentures of Hamilton Bancorp Inc., Hamilton Bancorp Inc. will pay the
     Underwriters as compensation $      per security, or $     in the aggregate
     (or $      in the aggregate if the over-allotment option is exercised in full).
(3)  All expenses of this offering will be paid by Hamilton Bancorp Inc.

BLUS(sm) is a service mark of Canadian Imperial Bank of Commerce.

         The Trust has granted the Underwriters of the offering a 30-day option to purchase up to 180,000 additional capital securities on the same terms and conditions set forth above solely to cover over-allotments, if any. If this option is exercised in full, the total proceeds to the Trust will be $34,500,000.

         The Underwriters are severally underwriting the capital securities
being offered. The capital securities should be delivered on or about      ,
1998 through the book-entry facilities of The Depository Trust Company.


-------------------------------------------------------------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
-------------------------------------------------------------------------------


                             ---------------------
CIBC OPPENHEIMER                               RAYMOND JAMES & ASSOCIATES, INC.
                 The date of this Prospectus is December , 1998


The Information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                      WHERE YOU CAN FIND MORE INFORMATION

         Hamilton Bancorp Inc. (the "Corporation," "we," "us" or "our") is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and accordingly, files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any document that the Corporation files at the Commission's public reference room facility located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. The Commission maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers (including the Corporation) that file documents with the Commission electronically through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR"). The Corporation's common stock is traded on the Nasdaq National Market under the symbol "HABK." The Corporation's reports, proxy and information statements may also be reviewed at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington D.C. 20006.

         This Prospectus is part of a registration statement filed by the Trust and the Corporation with the Commission. Because the rules and regulations of the Commission allow the Trust and the Corporation to omit certain portions of the registration statement from this Prospectus, this Prospectus does not contain all the information set forth in such registration statement. You should review the registration statement and the exhibits filed with such registration statement for further information regarding the Corporation, the Trust and the Series A Capital Securities being sold pursuant to this Prospectus. The registration statement and its exhibits may be inspected at the public reference facilities of the Commission at the addresses set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Commission allows the Corporation to "incorporate by reference" the information the Corporation filed with it, which means that the Corporation can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information that the Corporation files with the Commission will automatically update and supersede this information. The Corporation incorporates by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the Trust sells all of the Series A Capital Securities:

     o    Annual Report on Form 10-K for the year ended December 31, 1997.

     o Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

You may request a copy of these filings, at no cost, by writing or telephoning the Corporation at the following address: 3750 N.W. 87th Avenue, Miami, Florida 33178, Attention: Corporate Secretary, telephone (305) 717-5608.

         You should rely only on the information incorporated by reference or provided in this Prospectus or any supplement. The Corporation has not authorized anyone else to provide you with different information. Neither the Corporation nor the Trust is making an offer of the Series A Capital Securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any supplement is accurate as or any date other than the date on the front of those documents.

                           FORWARD-LOOKING STATEMENTS

         Information contained (or incorporated by reference) in this Prospectus may constitute "forward-looking statements." Statements used (or incorporated by reference) in this Prospectus which use words such as "believes,"

"expects," "may," "will," "should," "projected," "contemplates" or "anticipates" or the negative of such terms or other variations may constitute forward-looking statements. Forward-looking statements are inherently uncertain, and there is no assurance that such forward-looking statements will be accurate. Such forward-looking statements include, without limitation, the Corporation's expectations and estimates as to its business operations, including growth in net interest income and net income, as well as its expectations and beliefs as to the projected costs and anticipated timetable to address Year 2000 compliance issues, the adequacy of its plans to address such issues and the impact on the Corporation's operations in the event that certain or all of its plans or the plans of third parties in respect of Year 2000 compliance issues prove to be inadequate. The statements in the "Risk Factors" section contained in this Prospectus, as well as other statements described elsewhere herein or incorporated by reference in the Prospectus, constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors, such as the general state of the United States economy, as well as the economic and political conditions of the countries in which the Corporation conducts business operations, could also cause actual results to vary materially from the future results covered in such forward-looking statements.

                                    SUMMARY

         THE FOLLOWING INFORMATION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. FOR PURPOSES OF THIS PROSPECTUS, THE TERM "CORPORATION" INCLUDES HAMILTON BANCORP INC. AND ITS 99.8%-OWNED SUBSIDIARY, HAMILTON BANK, N.A.

                             HAMILTON BANCORP INC.

         The Corporation is a bank holding company that conducts its operations through its 99.8 percent owned subsidiary, Hamilton Bank, N.A. (the "Bank"). The Corporation provides global trade finance, with particular emphasis on trade with and between South America, Central America, the Caribbean (collectively, the "Region") and the United States or otherwise involving the Region. We believe that trade finance provides the Corporation with the opportunity for profitable growth, together with moderate credit risk, and that the Bank is the only domestic financial institution headquartered in the State of Florida focusing primarily on financing foreign trade. The Corporation has been able to take advantage of substantial growth in foreign trade through its relationships with approximately 500 correspondent banks and with importers and exporters in the United States and the Region, as well as its location in South Florida, which is becoming a focal point for trade in the Region. Much of this growth has been associated with the adoption of economic stabilization policies in the major countries of the Region.

         The Corporation's lending activities are funded primarily through domestic consumer and commercial deposits gathered through a network of eight branches located in Florida and Puerto Rico as well as deposits received from correspondent banks, corporate customers and private banking customers within the Region. The Corporation opened its branch in San Juan, Puerto Rico in March 1998. The Corporation's branches are strategically located in markets where it believes that there is both a concentration of retail deposits and foreign trade activity. The Corporation also participates in various community lending activities. Under several United States and Florida laws and regulations, the Bank is considered a minority-owned bank and is able to participate in certain minority programs involving both deposits and loans.

         The Corporation has experienced asset growth and increases in earnings since it acquired the Bank in 1988, and has also achieved a high level of profitability. The Corporation's average total loans increased from $370.6 million for the year ended December 31, 1995 to $737.9 million for the year ended December 31, 1997. During the nine months ended September 30, 1998, average total loans increased to $1.1 billion from $670.0 million for the comparable period of 1997. Additionally, net income increased from $8.0 million for the year ended December 31, 1995 to $15.9 million for the year ended December 31, 1997. For the nine months ended September 30, 1998, net income increased to $16.1 million, or $1.56 per share on a diluted basis, from $11.2 million, or $1.27 per share on a diluted basis, for the nine months ended September 30, 1997. For the years ended December 31, 1996 and 1997, return on average assets was 1.41% and 1.58%, respectively, and return on average total equity was 24.29% and 20.05%, respectively. For the nine months ended September 30, 1998, return on average assets was 1.48% (annualized) and return on average total equity was 19.84% (annualized). Along with its growth, the Corporation has maintained strong credit quality. Net loan chargeoffs as a percentage of average outstanding loans were 0.36% and 0.32% for the years ended December 31, 1996 and 1997, respectively, and 0.63% for the nine months ended September 30, 1998. At December 31, 1997 and September 30, 1998, non-performing assets represented 0.48% and 0.39% of total assets, respectively. See "Selected Consolidated Financial Data."

         The Corporation was incorporated in the state of Florida in 1988. The Corporation's principal offices are located at 3750 N.W. 87th Avenue, Miami, Florida 33178, and its telephone number is (305) 717-5500.

                              RECENT DEVELOPMENTS

         Effective December 1, 1998, the Corporation appointed John M.R. Jacobs to serve as its Senior Vice President-Finance. Mr. Jacobs succeeds Maria Ferrer-Diaz as the Corporation's principal financial officer. Ms.

Diaz, who is leaving for personal reasons, will continue to work part time for the Corporation. Mr. Jacobs has over 23 years experience in the banking industry. Mr. Jacobs established and managed trade finance divisions for leading international banks in New York from 1979 to 1992 until he was appointed Chief Financial Officer of Amerop Sugar Corporation. Mr. Jacobs joined the Bank in 1997 as a Vice President responsible for the Bank's Commodities and Correspondent Banking and was elected Senior Vice President of the Bank in March 1998. Mr. Jacobs received a Bachelor's Degree in Politics and Economics from the University of Southampton, England and a Masters of Business Administration in Finance and International Business from New York University.

                            HAMILTON CAPITAL TRUST I

         Hamilton Capital Trust I (the "Trust") is a statutory business trust formed by the Corporation under Delaware law pursuant to a declaration of trust executed by the Corporation, as depositor for the Trust, and certain appointed trustees and the filing of a certificate of trust on December 3, 1998 with the Delaware Secretary of State. The Corporation and the trustees will enter into an amended and restated declaration of trust (the "Trust Agreement"), in the form filed as an exhibit to the registration statement relating to this offering of
   % Beneficial Unsecured Securities, Series A (the "Series A Capital Securities") of the Trust, which will state the terms and conditions for the Trust to issue and sell its Series A Capital Securities, as well as its common securities (the "Series A Common Securities").

         The Trust exists solely to:

         o issue and sell the Series A Capital Securities and the Series A Common Securities;

         o use the proceeds from the sale of the Series A Capital Securities and Series A Common Securities to purchase subordinated debentures of the Corporation, which will be the only assets of the Trust;

         o maintain its status as an entity that is not an association taxable as a corporation for federal income tax purposes; and

         o engage in other activities that are necessary or incidental to these purposes.

The Corporation will purchase all of the Series A Common Securities of the Trust. The Series A Common Securities will represent an aggregate liquidation amount equal to at least 3% of the Trust's total capitalization. The Series A Capital Securities will represent the remaining 97% of the total capitalization of the Trust. The Series A Common Securities will have terms substantially identical to, and will rank equal in priority of payment with, the Series A Capital Securities. However, if the Corporation defaults on the subordinated debentures, cash distributions and liquidation, redemption and other amounts payable with respect to the Series A Common Securities will be subordinate to the Series A Capital Securities in priority of payment.

         The Trust has a term of approximately 55 years, but may be dissolved earlier as provided in the Trust Agreement (as defined herein). The Corporation has appointed the following trustees (collectively, the "Trustees") to conduct the Trust's business and affairs:

         o Wilmington Trust Company ("Property Trustee");

         o Wilmington Trust Company ("Delaware Trustee"); and

         o Three individuals who are employees and officers of the Corporation ("Administrative Trustees").

As the sole holder of the Series A Common Securities, the Corporation can replace or remove any of the Trustees. However, if an event of default occurs and is continuing under the Trust Agreement, the Property Trustee and the Delaware Trustee can only be replaced and removed by the holders of at least a majority in aggregate liquidation amount of the Series A Capital Securities. Only the Corporation, as owner of all of the Trust's Series A Common Securities, can remove or replace the Administrative Trustees. The duties and obligations of each Trustee are governed by the Trust Agreement.

         The Corporation will pay all fees and expenses related to the Trust and the offering of the Series A Capital Securities, as well as all of the ongoing costs and expenses of the Trust, except that the Corporation will not be responsible for the Trust's obligations under the Series A Capital Securities.

         The Trust has no separate financial statements. The statements would not be material to you because the Trust has no independent operations. The Trust exists solely for the reasons summarized above. The Series A Capital Securities will be fully and unconditionally guaranteed by the Corporation to the extent described later in this Prospectus.

                                  THE OFFERING

Securities Offered.......................        1,200,000 Series A Capital Securities are being offered for sale.

Offering Price...........................        The offering price is $25 for each Series A Capital Security, plus
                                                 accumulated distributions, if any, from December   , 1998.

Use of Proceeds..........................        The Trust will use all of the proceeds from the sale of the
                                                 Series A Capital Securities in this offering and the sale of the Series A
                                                 Common Securities to the Corporation to purchase the       % Junior
                                                 Subordinated Deferrable Interest Debentures, Series A (the "Series
                                                 A Subordinated Debentures") of the Corporation.  The Corporation
                                                 currently intends to use the net proceeds from the sale of the
                                                 Series A Subordinated Debentures, which are estimated to be
                                                 $     million ($      million if the over-allotment option granted
                                                 to the Underwriters is exercised in full) net of estimated commissions and other estimated offering expenses, to invest in the
                                                 Bank to increase its capital level.  Initially, the net proceeds will be invested in short-term investment grade financial
                                                 securities.  See "Use of Proceeds."

Distributions............................        As a holder of Series A Capital Securities, you will be entitled to
                                                 receive quarterly cash distributions accumulating from December   ,
                                                 1998 at the annual rate of      % of the liquidation preference of
                                                 $25 per Series A Capital Security.  These distributions will be payable on March 31, June 30, September 30 and December 31 of
                                                 each year, beginning on          , 199  .  The amount of each
                                                 distribution payable with respect to your Series A Capital
                                                 Securities will include amounts accrued to, but excluding, the date the distribution is due.

Extension Periods........................        So long as no event of default under the Series A Subordinated
                                                 Debentures has occurred and is continuing, the Corporation has the right, at one or more times, to defer interest payments on the
                                                 Series A Subordinated Debentures for up to 20 consecutive quarters, but not beyond the stated maturity date of the Series A
                                                 Subordinated Debentures (an "Extension Period").  If the
                                                 Corporation elects to defer interest payments on the Series A
                                                 Subordinated Debentures, the Trust will also defer distributions on your Series A Capital Securities.  During this deferral period, you
                                                 will still accumulate distributions at an annual rate of      % of
                                                 the liquidation amount of $25 per Series A Capital Security, plus you will accumulate additional distributions at the same rate, compounded quarterly, on any unpaid distributions (to the extent permitted by law).  You will also be required to continue to accrue interest income and include it in your gross income for U.S.
                                                 federal income tax purposes, even if you are a cash basis
                                                 taxpayer.  See "Description of Series A Capital Securities--Option
                                                 to Defer Interest Payments," "Description of Series A Subordinated
                                                 Debentures--Option to Extend Interest Payment Date" and "Certain
                                                 Federal Income Tax Consequences--Original Issue Discount."

Guarantee................................        The Corporation has, through the Series A Guarantee (as defined in this paragraph), the Trust Agreement, the Series A
                                                 Subordinated Debentures and the Indenture governing the Series A
                                                 Subordinated Debentures, taken together, fully, irrevocably and unconditionally guaranteed, on a subordinated basis, the payment of distributions and all other amounts under the Series A Capital
                                                 Securities.  The Series A Guarantee of the Corporation (the "Series
                                                 A Guarantee") guarantees the payment of distributions and payments on liquidation of the Trust or redemption of the Series A Capital
                                                 Securities, but only in each case to the extent of funds held by the Trust.  If the Corporation does not make a payment on the
                                                 Series A Subordinated Debentures held by the Trust, the Trust will not have sufficient funds to make payments on the Series A Capital
                                                 Securities.  The Series A Guarantee does not cover the payment of distributions when the Trust has insufficient funds to pay such distributions.  See "Relationship Among the Series A Capital
                                                 Securities, the Series A Subordinated Debentures and the Series A
                                                 Guarantee-Full and Unconditional Guarantee."

Ranking..................................        The Series A Capital Securities will rank equal in priority, and payments thereon will be made PRO RATA, with the Series A Common
                                                 Securities, except as described under "Description of Series A
                                                 Capital Securities--Subordination of Series A Common Securities."
                                                 The Series A Subordinated Debentures will constitute unsecured obligations of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in
                                                 "Description of the Series A Subordinated Debentures--Subordination"),
                                                 to the extent and in the manner set forth in the Indenture. See
                                                 "Description of Series A Subordinated Debentures." Additionally, the
                                                 Series A Subordinated Debentures will rank equal in priority with all other subordinated debentures, if any, issued by the Corporation, which may be issued and sold to other trusts established by the
                                                 Corporation, in each case similar to the Trust.  The Series A
                                                 Guarantee will rank equal in priority with all other guarantees, if any, issued by the Corporation with respect to capital securities, if any, issued by other trusts established by the Corporation. The
                                                 Series A Guarantee will constitute an unsecured obligation of the
                                                 Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness, to the extent and in the manner set forth in the Series A Guarantee.  See "Description of Series A Guarantee."
                                                 In addition, because the Corporation is a bank holding company, the
                                                 Series A Subordinated Debentures and the Series A Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, including the Bank's deposit liabilities. See "Description of Series A Subordinated
                                                 Debentures--Subordination."

Redemption...............................        The Trust must redeem the Series A Capital Securities when the
                                                 Series A Subordinated Debentures are paid at maturity on or after
                                                           , 2028, or upon earlier redemption.  Subject to the
                                                 Corporation having received any required approval of regulatory agencies, the Corporation has the option at any time on or after
                                                          , 2003 to redeem the Series A Subordinated Debentures, in
                                                  whole or in part. The Corporation has the option at any time prior to
                                                          , 2003 to redeem the Series A Subordinated Debentures, in whole but not in part, if certain regulatory or tax events occur or if there is a change in the Investment Company Act of 1940 that requires the Trust to register under that law. Upon any redemption, the redemption price will be equal to the liquidation amount of $25 plus any unpaid distributions on your Series A Capital Securities to the date of redemption. See "Description of Series A Capital
                                                 Securities--Redemption" and "Description of Series A Subordinated
                                                 Debentures--Special Event Prepayment."

Book-entry...............................        The Series A Capital Securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company, New York, New York ("DTC") or
                                                 its nominee.  This means that you will not receive a certificate for the Series A Capital Securities.

Absence of Market for the  Series A
   Capital Securities....................        The Series A Capital Securities will be a new issue of securities for which there currently is no market.  We intend to list the
                                                 Series A Capital Securities on the National Market of the National
                                                 Association of Securities Dealers Automated Quotation system
                                                 ("Nasdaq National Market") under the symbol "HABKP."  See
                                                 "Underwriting."  Although the Underwriters have informed the Trust and the Corporation that they currently intend to make a market in the Series A Capital Securities, the Underwriters are not obligated to do so, and may discontinue any market making activities at any time without notice.  Accordingly, we cannot provide you with assurance as to the development or liquidity of any market for your
                                                 Series A Capital Securities.

Limited Voting Rights....................        You will have no voting rights with respect to the Series A Capital
                                                 Securities, except in limited circumstances.  See "Description of
                                                 Series A Capital Securities--Voting Rights; Amendment of the Trust
                                                 Agreement."

ERISA Considerations.....................        For a discussion of certain prohibited transactions and fiduciary duty issues pertaining to purchases by or on behalf of an employee benefit plan, see "ERISA Considerations."

Risk Factors.............................        An investment in the Series A Capital Securities involves a number of risks.  Some of these risks relate to the Series A Capital
                                                 Securities and other risks relate to the Corporation.  We urge you to carefully consider the information contained in "Risk Factors"
                                                 set forth in this Prospectus, as well as the other information contained in this Prospectus and in the documents which are incorporated by reference in this Prospectus, before you buy any
                                                 Series A Capital Securities.  See "Risk Factors."

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following presents selected consolidated financial data of the Corporation and its subsidiaries as of, and for the years ended, December 31, 1997, 1996, 1995, 1994 and 1993. The following financial data has been derived from the Corporation's audited consolidated financial statements. The following also presents selected consolidated financial data as of, and for the nine months ended, September 30, 1998 and 1997, which has been derived from the Corporation's unaudited consolidated quarterly financial statements and which we believe includes all adjustments (consisting only of normal, recurring adjustments) considered necessary for a fair presentation. The "as adjusted" financial information presented below gives effect to the sale by the Corporation of the Series A Subordinated Debentures in connection with this offering. The selected consolidated financial data as of and for the nine months ended September 30, 1998 and 1997 and as of and for the years ended December 31, 1997, 1996, 1995, 1994 and 1993 should be read in conjunction with the Corporation's consolidated financial statements and related notes included in the Corporation's annual report on Form 10-K for the year ended December 31, 1997, and quarterly reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998, which are incorporated herein by reference. The selected consolidated financial data for the nine months ended September 30, 1998 is not necessarily indicative of the operating results to be expected for the year or any other interim period.

                                        AS OF OR FOR THE NINE
                                             MONTHS ENDED
                                             SEPTEMBER 30,                 AS OF OR FOR THE YEAR ENDED DECEMBER 31,
                                       -----------------------   --------------------------------------------------------------
                                          1998         1997         1997         1996         1995         1994         1993
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                              (UNAUDITED)
                                                           (IN THOUSANDS, EXCEPT SHARES AND PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Net interest income ...............    $   38,871   $   27,406   $   38,962   $   27,250   $   23,885   $   17,201   $   13,209
Provision for credit losses .......         7,121        4,989        6,980        3,040        2,450        2,875        2,550
Net interest income after
   provision for credit losses ....        31,750       22,417       31,982       24,210       21,435       14,326       10,659
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
Trade finance fees and
   commissions ....................        10,136        9,055       12,768        9,325        9,035        7,422        6,572
Structuring and ...................         1,306        1,372        2,535          138          419        1,410        1,634
   syndication fees
Customer service fees .............           443          567          713        1,252          890        1,044          943
Net (loss) gain on sale of
   securities available for
   sale ...........................           (34)         109          108           --            3         (168)          11
Other income ......................         1,143          215          318          270          342          322          403
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
   Total non-interest income ......        12,994       11,318       16,442       10,985       10,689       10,030        9,563
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
Operating expenses ................        19,132       16,323       23,423       19,630       18,949       14,946       13,014
Income before provision
   for income taxes ...............        25,612       17,412       25,001       15,565       13,175        9,410        7,208
Provision for income taxes ........         9,468        6,219        9,098        5,855        5,172        3,721        2,761
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net income ........................    $   16,144   $   11,193   $   15,903   $    9,710   $    8,003   $    5,689   $    4,447
                                       ==========   ==========   ==========   ==========   ==========   ==========   ==========

PER COMMON SHARE DATA:
Net income per common share:
  Basic ...........................    $     1.62   $     1.32   $     1.81   $     1.87   $     1.54   $     1.09   $     0.85
  Diluted .........................    $     1.56   $     1.27   $     1.73   $     1.79   $     1.47   $     1.05   $     0.82
Average common shares
   outstanding:
  Basic ...........................     9,960,679    8,462,114    8,806,379    5,205,030    5,205,030    5,205,030    5,205,030
  Diluted .........................    10,336,199    8,833,270    9,173,680    5,430,030    5,430,030    5,430,030    5,430,030
Book value per common share .......    $    11.54   $     9.20   $    10.00   $     8.07   $     6.41   $     5.06   $     3.10

AVERAGE BALANCE SHEET DATA:
Total assets ......................    $1,455,622   $  933,023   $1,007,846   $  687,990   $  534,726   $  391,606   $  276,825
Total loans .......................     1,135,602      669,902      737,921      485,758      370,568      270,798      190,364
Total deposits ....................     1,247,163      782,518      842,117      574,388      444,332      317,176      222,397
Stockholders' equity ..............       108,482       68,760       79,311       39,969       32,358       22,195       15,267

                                              AS OF SEPTEMBER 30, 1998
                                           ----------------------------
                                             ACTUAL          AS ADJUSTED
                                           ----------        ----------
                                                    (UNAUDITED)
                                               (IN THOUSANDS, EXCEPT
                                                PER SHARE AMOUNTS)
BALANCE SHEET DATA:
Total assets.......................         1,663,085         1,693,085
Loans -- net.......................         1,202,013         1,202,013
Investment securities..............            84,825            84,825
Total deposits.....................         1,466,328         1,466,328
Other borrowings...................             6,116            36,116
Total stockholders' equity.........           116,022           116,022
Book value per common share........            $11.54            $11.54


                                        AS OF OR FOR THE NINE
                                      MONTHS ENDED SEPTEMBER 30,        AS OF OR FOR THE YEAR ENDED DECEMBER 31,
                                      --------------------------  ----------------------------------------------------
                                          1998        1997        1997        1996       1995        1994        1993
                                         ------      ------       ----       ------     ------      ------      ------
                                              (UNAUDITED)
PERFORMANCE RATIOS:
Net interest spread .............          3.20%       3.58%       3.53%       3.85%      4.20%       4.33%       4.76%
Net interest margin .............          3.89%       4.32%       4.28%       4.52%      4.94%       5.06%       5.48%
Return on average equity(1)  ....         19.84%      21.70%      20.05%      24.29%     24.73%      25.63%      29.13%
Return on average assets(1)  ....          1.48%       1.60%       1.58%       1.41%      1.50%       1.45%       1.61%
Efficiency ratio(2) .............         36.89%      42.15%      42.28%      51.31%     54.68%      54.89%      57.15%
Earnings to fixed charges(3):
   Excluding interest on deposits         30.84x      35.34x      34.61x      44.32x     40.64x      35.19x      28.07x
   Including interest on deposits          1.50x       1.57x       1.56x       1.52x      1.55x       1.78x       2.02x

ASSET QUALITY RATIOS:
Allowance for credit losses
   as a percentage of total loans          0.85%       1.06%       1.07%       1.07%      1.05%       1.31%       1.66%
Non-performing assets as a
   percentage of total loans ....          0.53%       0.58%       0.64%       0.91%      1.07%       0.59%       1.33%
Allowance for credit losses
   as a percentage of
   non-performing assets ........        159.57%     136.69%     166.03%     117.97%     98.56%     221.13%     125.00%
Net loan charge-offs as a
   percentage of average
   outstanding loans ............          0.63%       0.23%       0.32%       0.36%      0.58%       0.74%       0.50%

CAPITAL RATIOS:
Leverage capital ratio ..........          7.36%       8.54%       7.88%       5.80%      5.68%       5.48%       5.21%
Tier 1 risk based capital .......         11.29%      13.28%      12.43%      10.20%      9.98%      10.30%       9.35%
Total risk based capital ........         12.30%      14.53%      13.78%      11.50%     10.92%      11.47%      10.60%
Average equity to average assets           7.45%       7.37%       7.87%       5.81%      6.05%       5.67%       5.53%

-------------------------

(1) Amounts for the nine months ended September 30, 1998 and 1997 are presented on an annualized basis.
(2) Amounts reflect operating expenses as a percentage of net interest income plus non-interest income.
(3) For purposes of computing the ratios of earnings to fixed charges, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

                                  RISK FACTORS

         AN INVESTMENT IN THE SERIES A CAPITAL SECURITIES INVOLVES A NUMBER OF RISKS. SOME OF THESE RISKS RELATE TO THE SERIES A CAPITAL SECURITIES AND OTHERS RELATE TO THE CORPORATION. WE URGE YOU TO CAREFULLY CONSIDER THE FOLLOWING INFORMATION, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE YOU BUY ANY SERIES A CAPITAL SECURITIES.

RISKS RELATED TO THE SERIES A CAPITAL SECURITIES

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE SERIES A GUARANTEE AND THE SERIES A SUBORDINATED DEBENTURES

         The obligations of the Corporation under the Series A Guarantee issued by the Corporation for your benefit and under the Series A Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all of the Corporation's Senior Indebtedness. As of September 30, 1998, the Corporation had no Senior Indebtedness.

         The Corporation is a bank holding company. Therefore, its right to participate in any distribution of assets of any subsidiary (including the Bank) upon the subsidiary's liquidation or reorganization or otherwise (and your ability to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, including depositors, in the case of the Bank, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. At September 30, 1998, the Corporation's sole subsidiary, the Bank, had total liabilities, including deposits, of $1.5 billion. Accordingly, because the Series A Subordinated Debentures effectively will be subordinated to all existing and future liabilities of the Corporation's subsidiaries, including the Bank's deposit liabilities, you should look only to the assets of the Corporation, and not its subsidiaries, for payments on the Series A Subordinated Debentures. The Series A Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the Series A Subordinated Debentures. There is no limit to the Corporation's or the Bank's ability to incur additional indebtedness, including indebtedness that ranks senior in priority of payment. See "Description of Series A Guarantee--Status of the Series A Guarantee" and "Description of Series A Subordinated Debentures--General" and "--Subordination."

         The ability of the Trust to make payments with respect to the Series A Capital Securities is solely dependent upon the Corporation making payments on the Series A Subordinated Debentures as and when required. If the Corporation defaults on its obligations to pay principal, premium or interest on the Series A Subordinated Debentures, the Trust will not have sufficient funds to make distributions or to pay the liquidation amount of $25 per Series A Capital Security. As a result, you will not be able to rely upon the Series A Guarantee for payment of these amounts. Instead, you or the Property Trustee (under certain circumstances discussed further on page 48) may enforce the rights of the Trust under the Series A Subordinated Debentures against the Corporation.

 LIMITATIONS ON SOURCE OF FUNDS

         The Corporation is a bank holding company regulated by the Board of Governors of the Federal Reserve System (the "FRB"), and almost all of the operating assets of the Corporation are owned by the Bank. The Corporation relies primarily on dividends from the Bank to meet its corporate expenses and will rely on such dividends to satisfy its obligations for payment of principal and interest on its outstanding debt obligations. Dividend payments from the Bank are subject to (1) regulatory limitations, generally based on current and retained earnings, imposed by the various regulatory agencies with authority over the Bank, (2) regulatory restrictions if such dividends would impair the capital of the Bank and (3) the Bank's profitability, financial condition and capital expenditures and other cash flow requirements. Bank regulatory agencies have authority to prohibit the Bank or the Corporation from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of the Bank or the Corporation, could be deemed to constitute such an unsafe or unsound practice. The FRB has stated that, as a matter of prudent banking, a bank or bank holding company should not maintain its existing rate of cash dividends on common stock unless (1) the organization's net income available to common shareholders over the past year has been sufficient to fund fully the dividends; and (2) the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality and overall financial condition. During the first nine months of 1998, the Bank paid $2.1 million in dividends to the Corporation, which reflected 4.42% of the total amount of dividends the Bank was permitted to pay as of September 30, 1998 under existing supervisory practices. At September 30, 1998, approximately $47.2 million of retained earnings of the Bank were available for dividend declaration without prior regulatory approval. We cannot assure you that the Bank will be able to pay dividends at past levels, or at all, in the future.

         Under the Federal Deposit Insurance Act ("FDIA"), the Bank would be prohibited from making capital distributions, including the payment of dividends, if, after making any such distribution, the Bank would become "undercapitalized" (as such term is used in the statute). Based on the Bank's current financial conditions, the Corporation does not expect that this provision will have any impact on its ability to obtain dividends from the Bank; however, no assurance can be given that the Bank will be able to pay dividends in the future.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES; MARKET PRICE CONSEQUENCES

         GENERAL

         So long as no event of default under the Series A Subordinated Debentures has occurred and is continuing, the Corporation has the right, at one or more times, to defer interest payments on the Series A Subordinated Debentures for up to 20 consecutive quarters, but not beyond the maturity date of such debentures. As a consequence, the Trust will defer distributions on the Series A Capital Securities during any such deferral period. However, during
this deferral period you would still accumulate distributions at the rate of   %
per annum, plus you would accumulate additional distributions at the same rate
of   % per annum compounded quarterly, on any unpaid distributions, to the extent permitted by law. The Series A Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the Series A Subordinated Debentures. During the pendency of any deferral period, the Corporation generally will be prohibited from, among other things, declaring or paying dividends on its capital stock or from making any payments on or repaying, repurchasing or redeeming any indebtedness which ranks equal to or junior in right of payment with the Series A Subordinated Debentures. See "Description of Series A Capital Securities--Distributions."

         Prior to the termination of any deferral period, the Corporation may further extend the deferral period, provided that an extension may not cause the deferral period to exceed 20 consecutive quarterly periods or to extend beyond the maturity date of the Series A Subordinated Debentures. Upon the termination of any deferral period and the payment of all interest then accrued and unpaid on the Series A Subordinated Debentures, the Corporation may elect to begin a new deferral period, subject to certain requirements. There is no limitation on the number of times that the Corporation may elect to begin a deferral period. See "Description of Series A Capital Securities--Distributions" and "Description of Series A Subordinated Debentures--Option to Extend Interest Payment Date."

         TAX CONSEQUENCES

         During a deferral period, you will be required to continue to accrue interest income for U.S. federal income tax purposes in respect of your pro rata share of the Series A Subordinated Debentures held by the Trust, even if you are a cash basis taxpayer. As a result, you must include the accrued interest in your gross income for U.S. federal income tax purposes prior to your receiving cash. You will not receive the cash related to any accrued and unpaid interest from the Trust if you sell your Series A Capital Securities before the termination of any deferral period. Additionally, during a deferral period, accrued and unpaid distributions that are included in your gross income will increase your tax basis in the Series A Capital Securities. If you sell your Series A Capital Securities during a deferral period, your increased tax basis will decrease the amount of any capital gain or will create a capital loss or increase the amount of any capital loss that you realize on the sale. A capital loss, except in certain limited circumstances, cannot be applied to offset ordinary income.

         MARKET PRICE CONSEQUENCES

         The Corporation has no current intention of exercising its right to defer interest payments on the Series A Subordinated Debentures. However, if it exercises this right in the future, the market price of the Series A Capital Securities is likely to be affected. If you sell your Series A Capital Securities during an interest deferral period, you may not receive the same return on your investment as someone else who continues to hold the Series A Capital Securities.

REDEMPTION OF THE SERIES A CAPITAL SECURITIES UPON CERTAIN SPECIAL EVENTS

         At any time certain special events occur (an Investment Company Event, a Regulatory Capital Event or a Tax Event, in each case as defined under "Description of Series A Subordinated Debentures--Special Event Prepayment") and are continuing, the Corporation has the right to redeem the Series A Subordinated Debentures, in whole but not in part. The redemption of the Series A Subordinated Debentures will cause a mandatory redemption of the Series A Capital Securities and the Series A Common Securities within 90 days of such event at a redemption price equal to the liquidation amount of $25 per Series A Capital Security plus any accrued and unpaid distributions. The Corporation will have to obtain any required regulatory approval before it redeems the Series A Subordinated Debentures under these provisions. See "Description of Series A Capital Securities--Redemption."

         You should be aware that the Internal Revenue Service ("IRS") has disallowed a deduction for interest paid by Enron Corporation ("Enron") in 1993 and 1994 on securities issued by Enron that are similar to the Series A Subordinated Debentures. Enron has filed a petition in the U.S. Tax Court challenging the disallowance of its deductions. Although Enron's debt obligations differ in certain respects from the Series A Subordinated Debentures, the arguments of the IRS that interest on those obligations is not deductible are not focused on those different terms and thus could apply to the Series A Subordinated Debentures. Thus, if the Tax Court decides in favor of the IRS in Enron's case, although its decision might be distinguishable from the Series A Subordinated Debentures, it is also possible that its decision would result in the receipt by the Corporation or the Trust of an opinion of counsel that there is more than an insubstantial risk that interest payable on the Series A Subordinated Debentures is not or will not be deductible. The receipt of such an opinion would constitute a Tax Event, which would permit the Corporation to cause a redemption of the Series A Capital Securities and the Series A Common Securities. See "Description of Series A Capital Securities--Redemption."

LIQUIDATION DISTRIBUTION OF SERIES A SUBORDINATED DEBENTURES

         The Corporation has the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, to cause the Series A Subordinated Debentures to be distributed to the holders of Series A Capital Securities and Series A Common Securities (collectively, the "Trust Securities"). The Corporation's ability to exercise this right is subject to its receipt of (1) an opinion of counsel stating that a distribution of the Series A Subordinated Debentures will not be a taxable event to you, and (2) any required regulatory approval. As a result, and subject to the terms of the Trust Agreement, the Trustees may distribute the Series A Subordinated Debentures to the holders of Trust Securities. Because you may receive Series A Subordinated Debentures upon a liquidation of the Trust and because distributions on the Series A Capital Securities are limited to payments on the Series A Subordinated Debentures, you are also making an investment decision with regard to the Series A Subordinated Debentures. Accordingly, you should carefully review all the information regarding the Series A Subordinated Debentures, as well as the Series A Capital Securities, contained in this Prospectus. See "Description of Series A Subordinated Debentures." Under current U.S. federal income tax law, a distribution of Series A Subordinated Debentures following the dissolution of the Trust would not be a taxable event to you. If the Trust is dissolved following an Investment Company Event, a Regulatory Capital Event or a Tax Event, and you receive distributions of cash, such distributions would constitute a taxable event to you. See "Certain Federal Income Tax Consequences--Receipt of Series A Subordinated Debentures or Cash Upon Liquidation of the Trust."

POSSIBLE ADVERSE EFFECT ON MARKET PRICES

         We cannot predict the market prices for the Series A Capital Securities or the Series A Subordinated Debentures that may be distributed if a dissolution of the Trust were to occur. Accordingly, the Series A Capital Securities or the Series A Subordinated Debentures may trade at a discount from the price that you paid for the Series A Capital Securities.

RIGHTS UNDER THE SERIES A GUARANTEE

         The Series A Guarantee will guarantee to you the following payments, to the extent not paid by or on behalf of the Trust:

         o any accumulated and unpaid distributions required to be paid on your Series A Capital Securities, but only to the extent that the Trust has funds on hand legally available for the payment of such distributions;

         o the redemption price with respect to your Series A Capital Securities to be redeemed, but only to the extent that the Trust has funds on hand legally available for the redemption of such Series A Capital Securities at such time; and

         o upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the Series A Subordinated Debentures are distributed to you), the lesser of (a) the aggregate liquidation amount of your Series A Capital Securities and all accumulated and unpaid distributions on your Series A Capital Securities to the date of payment, to the extent that the Trust has funds on hand legally available for the payment of such amounts at such time, and (b) the amount of assets of the Trust remaining available for distribution to you at such time, after the satisfaction of liabilities to creditors of the Trust as provided by applicable law.

         The holders of at least a majority in liquidation amount of the Series A Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available with respect of the Series A Guarantee or to direct the exercise of any trust power conferred under the Series A Guarantee. As a holder of Series A Capital Securities, you may institute a legal proceeding directly against the Corporation to enforce your rights under the Series A Guarantee without first instituting a legal proceeding against the Trust, the Series A Guarantee trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Series A Subordinated Debentures, the Trust would not have sufficient funds for the payment of distributions on the Series A Capital Securities or amounts payable on redemption of the Series A Capital Securities in which case you will not be able to rely upon the Series A Guarantee for payment of such amounts. Instead, if an event of default shall have occurred and be continuing under the indenture governing the Series A Subordinated Debentures and such event is attributable to the failure of the Corporation to pay, among other things, the principal of or interest on the Series A Subordinated Debentures on the day on which such payment is due and payable, then you may institute a legal proceeding directly against the Corporation for enforcement of payment. Notwithstanding any payments made to you by the Corporation in connection with such an action, the Corporation shall remain obligated to pay the principal of and interest on the Series A Subordinated Debentures, and it shall be subrogated to your rights with respect to payments on the Series A Capital Securities to the extent of any payments made by the Corporation to you in connection with your actions taken against the Corporation. Except as described herein, you will not be able to exercise directly any other remedy available to holders of Series A Subordinated Debentures or to assert directly any other right in respect of the Series A Subordinated Debentures. See "Description of Series A Subordinated Debentures--Enforcement of Certain Rights by Holders of Series A Capital Securities," "--Debenture Events of Default" and "Description of Series A Guarantee." The Trust Agreement will provide that each holder of

Series A Capital Securities by acceptance of such securities agrees to the provisions of the Indenture.

LIMITED VOTING RIGHTS

         As a holder of Series A Capital Securities, you will have limited voting rights. These voting rights will relate only to the modification of the Series A Capital Securities and the exercise of the Trust's rights as a holder of the Series A Subordinated Debentures. In general, only the Corporation can replace or remove any of the Trustees. However, if an event of default under the Trust Agreement is continuing, holders of at least a majority in aggregate liquidation amount of the Series A Capital Securities may replace the Property Trustee and the Delaware Trustee. The Property Trustee, the Administrative Trustees and the Corporation may amend the Trust Agreement without your consent in order to ensure that the Trust will not be classified as an association taxable as a corporation or to enable the Trust to qualify as a grantor trust, in each case for federal income tax purposes, or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended, even if such action adversely affects your interests. You will have no voting rights with respect to any matters submitted to a vote of the stockholders of the Corporation. See "Description of Series A Capital Securities--Voting Rights; Amendment of the Trust Agreement" and "--Removal of Trustees."

TRADING CHARACTERISTICS OF THE SERIES A CAPITAL SECURITIES

         The Series A Capital Securities have been approved for quotation on the Nasdaq National Market. Although the Underwriters of the offering of Series A Capital Securities have indicated that they intend to make a market in the Series A Capital Securities, they are not obligated to do so and may discontinue any such market-making activities at any time without notice. We cannot give you any assurance as to the liquidity of the trading market for the Series A Capital Securities.

         The Series A Capital Securities may trade at prices that do not fully reflect the value of accrued and unpaid interest on the underlying Series A Subordinated Debentures. See "Certain Federal Income Tax Consequences" for a discussion of the U.S. federal income tax consequences that may result from a taxable disposition of your Series A Capital Securities.

RISKS RELATED TO THE CORPORATION

ECONOMIC CONDITIONS

         Recently there have been serious economic downturns for some countries in the Region, including Brazil, and there can be no assurance that widespread economic difficulties will not be experienced by countries in the Region at some time in the near future. Economic downturns, coupled with political instability and economic disruptions in other parts of the world, including Russia and Asia, have affected, and may continue to affect, investor confidence in the Region and may result in a reduction of trade in and with the Region that would adversely affect the Corporation's business prospects, financial condition and results of operations. During the 1980s, many of the countries in the Region experienced severe economic difficulties, including periods of slow or negative growth, large government budget deficits, high inflation, currency devaluations, government influence over the private sector, nationalization and expropriation of assets, vulnerability to weakness in world prices for commodity exports (particularly in smaller countries), large foreign indebtedness on the part of their governments, and exchange controls and unavailability of foreign exchange, including United States dollars. As a result, many governments and public and private institutions in the Region were unable to make interest and principal payments on their external debt during this deferral period. If this were to occur again, and the Corporation's customers did not make payments on amounts owed to the Corporation, the Corporation's ability to make payments on the Series

A Subordinated Debentures and the Trust's ability to make distributions on the Series A Capital Securities would be adversely affected.

POLITICAL INSTABILITY

         Although democracy has largely prevailed in the Region since the early 1990s, a number of countries in the Region have also experienced popular unrest, internal insurgencies, terrorist activities, hostilities with neighboring countries, drug trafficking and authoritarian military governments. Some of these conditions, such as drug trafficking, continue to be experienced and, to a lesser extent, certain conditions such as terrorist activities, exist from time to time in certain countries. Most countries in the Region also have a history of political instability involving periodic, non-democratic forms of government. Any return to such non-democratic forms of government or expansion of such destabilizing activities in one or more of the key countries in the Region in which the Corporation does business could affect investors' confidence not only in these countries, but in the Region as a whole, reducing trade with the Region. This could have a material adverse effect on the Corporation's business, prospects, financial condition and results of operations.

CREDIT RISKS AND COLLATERAL

         The financial difficulty or failure of customers of the Corporation or of its correspondent banks may adversely affect the Corporation's ability to recover funds due to it. In addition, a significant amount of the Corporation's trade financing activity involves collateral in or guarantees from countries subject to economic and political instability. The Corporation, in its trade financing, also runs the risk that such collateral or guarantees will be inadequate, largely due to rapidly changing market conditions, deteriorating financial condition of guarantors, or fraud in the underlying trade transaction, which may leave either the Corporation or its customer holding documents of title to non-existent or defective goods. Accordingly, the Corporation maintains an allowance for credit losses. The allowance for credit losses is determined after evaluating historic loan loss experience adjusted for current conditions and circumstances, ratio analyses of credit quality classifications and their trend in light of current portfolio trends and economic conditions, as well as other pertinent considerations, all of which involve significant estimation and judgment and are subject to rapid changes which may not be foreseeable. In addition, as part of the regulatory examination process, bank regulators may require the Corporation to increase its allowance for credit losses. Ultimate losses could vary significantly from current estimates and may be either greater or less than the Corporation's allowance for credit losses.

CONCENTRATION OF CROSS-BORDER LENDING ACTIVITIES

         At September 30, 1998, approximately 28.8% in principal amount of the Corporation's cross-border outstandings (as a percentage of total assets) were outstanding to borrowers in four countries other than the United States:
Guatemala (8.6%), Ecuador (8.1%), Panama (6.1%) and Brazil (6.0%). Although all of these outstanding amounts are denominated in United States dollars, a significant deterioration of economic or political conditions or the imposition of currency exchange or similar controls in one or more of these countries could have a material adverse effect on the Corporation's business, prospects, financial condition and results of operations. See "Selected Consolidated Financial Data" and "Hamilton Bancorp Inc."

EFFECTS OF EVENTS IN DEVELOPING MARKETS

         The Corporation's business and services are, to a large degree, influenced by economic and market conditions in developing market countries. Although economic conditions are different in each country, developments in one country can have significant effects on the operations of companies doing business with other countries, including the Corporation. In December 1994, the Mexican currency was sharply devalued, triggering an economic crisis in Mexico which adversely affected the securities markets in many developing markets in the Region. Beginning in the summer of 1997, the currencies of a number of Southeast Asian countries, including Thailand, Indonesia, Malaysia, the Philippines and South Korea have come under pressure, and were allowed to float against the United States dollar resulting in a significant currency devaluation and a deterioration of economic conditions in that region. More recently the deterioration of economic conditions in Russia has resulted in a significant currency devaluation and sovereign debt restructuring. Developing markets, including the Asian markets and Russia, have continued to experience significant volatility, affecting both the United States and Latin American capital markets. Moreover, a continuation of investor uncertainty in the Region may result in widespread economic difficulties throughout the Region. We can give you no assurance that the business and operations of companies which do business in the Region, such as the Corporation, will not be materially adversely affected by events elsewhere, especially in developing market countries.

POTENTIAL IMPACT OF CHANGES IN INTEREST RATES

         The Corporation's profitability is primarily dependent on its net interest income, which is the difference between its interest income on interest-earning assets, such as loans, and its interest expense on interest-bearing liabilities, such as deposits. Financial institutions, including the Bank, are affected by changes in general interest rate levels and by other economic factors. A sharp increase in interest rates could impact economic activity in the Region and the demand for the Corporation's loans. Fluctuations in interest rates are not predictable or controllable and may vary from country to country. In addition, interest rates are highly sensitive to many factors which are beyond the Corporation's control, including general economic conditions and the policies of various government and regulatory authorities. Interest rate risk arises from mismatches between repricing or maturity characteristics of assets and liabilities. Although the Corporation has structured its assets and liabilities in an effort to mitigate the impact of changes in interest rates, changes in interest rates on retail deposits typically lag behind changes in interest rates on loans. There can be no assurance that the Corporation will not experience a material adverse effect on its net interest income in a changing interest rate environment.

ABILITY OF THE CORPORATION TO CONTINUE ITS GROWTH STRATEGY

         The Corporation has historically achieved growth in its trade financing activities by attracting new customers, expanding its services to existing customers and increasing its deposit base. In 1996 and 1997, the Corporation's net loans, including discounted acceptances, increased approximately 26.8% and 80.6% in the aggregate, respectively, to approximately $527.3 million and $952.4 million, and deposits increased by approximately 26.5% and 77.7% in the aggregate, respectively, to approximately $638.6 million and $1.1 billion, in each case, when compared to the prior year. For the nine months ended September 30, 1997 and September 30, 1998, the Corporation's net loans, including discounted acceptances, increased approximately 62.0% and 26.2% in the aggregate, respectively, to approximately $854.1 million and $1.2 billion, and deposits increased by approximately 52.9% and 29.2% in the aggregate, respectively, to approximately $976.3 million and $1.5 billion, in each case, when compared to the previous period. There can be no assurance that the Corporation will be able to continue to grow at these rates in the future. Historical growth rates are not necessarily indicative of future results, and it becomes more difficult to maintain historical rates of growth as a corporation increases in size. The Corporation's ability to further implement its strategy for continued growth of its trade financing activities is largely dependent upon the Corporation's ability to attract and retain quality customers for the Corporation's services in a competitive market, on the business growth of those customers, on its ability to maintain, expand and develop relationships with correspondent banks, and on its ability to increase deposit growth, all of which may be affected by a number of factors not within its control. As most of the Corporation's loans and deposits are short-term in nature and thereby turn over rapidly, any decline or reversal of the growth rate could occur more quickly than it would for most other financial institutions. Moreover, as part of its growth strategy, the Corporation expects to increase its exposure to certain customers and to attract larger customers. A significant loss on these larger exposures could have a material adverse effect on the Corporation's business, prospects, financial condition and results of operations.

CONCENTRATION OF DEPOSITS

         A significant portion of the Corporation's deposits are comprised of certificates of deposit and other time deposits in amounts in excess of $100,000. At September 30, 1998, approximately 39.2% and 4.8% of the

Corporation's total deposits were comprised of certificates of deposit and other time deposits in amounts in excess of $100,000, respectively. Most of the Corporation's deposits closely match the maturity of its assets. Notwithstanding the short-term nature of its loan portfolio, in the event that all or substantially all of such deposits were withdrawn at or prior to their respective maturities, the Corporation could be required to satisfy such deposit withdrawals through the (1) use of available interbank funding, (2) sale of bankers' acceptances, (3) interbank certificate of deposit network or
(4) liquidation of certain assets. Although we believe that the Corporation has historically been successful in matching the maturity dates of these deposits against its loan portfolio, there can be no assurance that the Corporation will continue to be able to do so or that it would not ultimately be required to liquidate assets in order to satisfy such deposit withdrawals.

DEPENDENCE ON MANAGEMENT AND KEY PERSONNEL

         The Corporation's success depends to a significant degree upon the continued contributions of members of its senior management, particularly Eduardo A. Masferrer, its Chairman of the Board, President and Chief Executive Officer, and J. Carlos Bernace, an Executive Vice President of the Corporation and President of the Bank, as well as other officers and key personnel, many of whom would be difficult to replace. The future success of the Corporation also depends on its ability to identify, attract and retain additional qualified personnel, particularly managerial personnel with experience in international trade financing. No employees or executive officers have employment agreements with the Corporation. The loss of Mr. Masferrer or Mr. Bernace, or other officers or key personnel, could have a material adverse effect on the Corporation's business, prospects, financial condition and results of operations. The Corporation does not maintain key person life insurance with respect to any of its officers.

COMPETITION

         International trade financing is a highly competitive industry that is dominated by large, multinational financial institutions such as Citibank, N.A., UBS, AG and Barclays Bank, plc among others. With respect to trade finance in or relating to larger countries in the Region, primarily in South America, these larger institutions are the Corporation's primary competition. The Corporation has less competition from these multinational financial institutions providing trade finance services in or relating to smaller countries in the Region, primarily in Central America and the Caribbean, because the volume of trade financing in such smaller countries has not been as attractive to these larger institutions. With respect to Central American and Caribbean countries, as well as United States domestic customers, the Corporation also competes with regional institutions in the United States and smaller local financial institutions engaged in trade finance. Many of the Corporation's competitors, particularly multinational financial institutions, have substantially greater financial and other resources than the Corporation.

         Although to date the Corporation has competed successfully, on a limited basis, in those countries in the Region which have high trade volumes, such as Brazil and Argentina, there can be no assurance that the Corporation will be able to continue competing successfully in those countries with either large, multinational financial institutions or regional United States or local financial institutions. Any significant decrease in the Corporation's trade volume in such large-volume countries could adversely affect its results of operations. Although the Corporation faces less competition from multinational financial institutions in those smaller countries in the Region, particularly countries in Central America and the Caribbean, there can be no assurance that such financial institutions will not seek to finance greater volumes of trade in those countries or that the Corporation would be able to successfully compete with those financial institutions in the event of increased competition. In addition, there can be no assurance that the Corporation will be able to continue to compete successfully in smaller countries with the regional United States financial institutions and smaller local financial institutions engaged in trade finance in such countries. Continued political stability and improvement in economic conditions in such countries is likely to result in increased competition.

         In addition, the Corporation faces competition in attracting deposits. The Corporation competes with other insured depository institutions such as thrifts, credit unions and banks, as well as uninsured investment alternatives including money market funds. These competitors may offer higher rates than the Corporation, which could result in the Corporation either attracting fewer deposits or in requiring it to increase the rates it pays to attract deposits. Increased deposit competition could adversely affect the Corporation's results of operations.

SUPERVISION AND REGULATION

         Bank holding companies and national banks operate in a highly regulated environment and are subject to supervision and examination by federal regulatory agencies. The Corporation is subject to the federal Bank Holding Company Act of 1956, as amended (the "BHC Act"), and to regulation and supervision by the FRB. The Bank, as a national bank that is a member of the Federal Reserve System and insured by the Federal Deposit Insurance Corporation (the "FDIC"), is subject to the primary regulation and supervision of the Office of the Comptroller of the Currency (the "OCC"), and secondarily, of the FDIC. Federal laws and regulations govern numerous matters including changes in the ownership or control of banks and bank holding companies, maintenance of adequate capital and the financial condition of a financial institution, permissible types, amounts and terms of extensions of credit and investments, permissible non-banking activities, the level of reserves against deposits and restrictions on dividend payments. The OCC and the FDIC possess cease and desist powers to prevent or remedy unsafe or unsound practices or violations of law by national banks, and the FRB possesses similar powers with respect to bank holding companies. These and other restrictions limit the manner in which the Corporation and the Bank may conduct business and obtain financing. Furthermore, the commercial banking business is affected not only by general economic conditions, but also by the monetary policies of the FRB. Changes in monetary or legislative policies may affect the interest rates the Bank must offer to attract deposits and the interest rates it must charge on its loans, as well as the manner in which it offers deposits and makes loans. These monetary policies have had, and are expected to continue to have, significant effects on the operating results of commercial banks, including the Bank.

YEAR 2000 COMPLIANCE

         The ability of computers, software and other equipment utilizing microprocessors to recognize and properly process data fields containing a 2-digit year after 1999 is commonly referred to as the "Year 2000" compliance issue. The Year 2000 issue is the result of computer programs and equipment which are dependent on "embedded chip technology" using two digits rather than four to define the applicable year. Any of the Corporation's computer programs or equipment that are date dependent may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, or a temporary inability to process transactions, send invoices or engage in similar normal business activities.

         The Corporation began the process of assessing and preparing its computer systems and applications to be functional on January 1, 2000 in June 1996. The Corporation has also been communicating with third parties which it interfaces with, such as customers, counter parties, payment systems, vendors and others to determine whether they will be functional on or before January 1, 2000. The Corporation has provided compliance certification questionnaires to each of its customers in order to determine their ability to be Year 2000 compliant. If a customer does not respond to the questionnaire or if its response does not provide the Corporation with adequate assurance that such customer's failure to be Year 2000 compliant would not have a material adverse effect on the Corporation, the Corporation will require that all amounts owed to it by such customer be satisfied in full prior to December 31, 1999. The Corporation has also amended its Credit Policy Manual to require the Corporation to terminate business with a customer unless the Corporation is assured that such customer is or will be Year 2000 compliant in the near future, except in such instances where the customer's failure to be Year 2000 compliant will not, either individually or in the aggregate, have a material adverse effect on the Corporation. There can be no assurance that any of these parties will become Year 2000 compliant on a timely basis.

         We believe that the process of modifying all mission critical applications of the Corporation will continue as planned and expect to have substantially all of the testing and changes completed by December 31, 1998. In addition, non-mission critical applications are scheduled to have substantially all the testing and updates completed by June 30, 1999.

         We believe the total costs to be Year 2000 compliant will be approximately $250,000, which amount is not material to the Corporation's financial position or results or operations. To date, the Corporation has incurred approximately $50,000 of these estimated expenses. Any purchased hardware or software in connection with this process will be capitalized in accordance with normal company policy. Personnel and all other costs are being expensed as incurred.

         The costs and dates on which the Corporation plans to complete the Year 2000 process are based on our best estimates. However, there can be no assurance that these estimates will be achieved and actual results could differ.

                             HAMILTON BANCORP INC.

         The Corporation, through its subsidiary, the Bank, provides global trade finance, with particular emphasis on trade with and between the Region and the United States or otherwise involving the Region. We believe that trade finance provides the Corporation with the opportunity for substantial and profitable growth, primarily with moderate credit risk, and that the Bank is the only domestic financial institution headquartered in the State of Florida focusing primarily on financing foreign trade. The Corporation has been able to take advantage of substantial growth in this trade through its relationships with approximately 500 correspondent banks and with importers and exporters in the United States and the Region, as well as its location in South Florida, which is becoming a focal point for trade in the Region. Much of this growth has been associated with the adoption of economic stabilization policies in the major countries of the Region.

         The Corporation operates in all major countries throughout the Region and has been particularly active in several smaller markets, such as Guatemala, Ecuador, Panama and Peru, in addition to being active in larger markets, such as Brazil. We believe that these smaller markets are not primary markets for larger, multinational financial institutions, and, therefore, customers in such markets do not receive a similar level of service from such institutions as that provided by the Corporation. To enhance its position in certain markets, the Corporation has made and currently holds minority investments in indigenous financial institutions in Guyana, Ecuador and Peru. The Corporation has also strengthened its relationships with correspondent financial institutions in the Region by acting as placement agent, from time to time, for debt instruments or certificates of deposit issued by such institutions.

         The Corporation seeks to generate income by participating in multiple aspects of trade transactions that generate both fee and interest income. The Corporation earns fees primarily from opening and confirming letters of credit and discounting acceptances, and earns interest on credit extended, primarily in the form of commercial loans, for pre- and post-export financing, such as refinancing of letters of credit, and to a lesser extent, from discounted acceptances. As the economy in the Region has grown and stabilized, the Corporation has begun to service larger customers, and a significant portion of the Corporation's trade financing activities has shifted from providing letters of credit to discounting commercial trade paper and originating loans. This has resulted in relatively less fee income and increased interest income. Increased competition has also resulted in a reduction in the growth rate of letter of credit fees relative to the growth in the Corporation's loan portfolio. Virtually all of the Corporation's business is conducted in United States dollars. We believe that the Corporation's primary focus on trade finance, its wide correspondent banking network in the Region, broad range of services offered, management experience, reputation and prompt decision-making and processing capabilities provide it with important competitive advantages in the trade finance business. The Corporation seeks to mitigate its credit risk through its knowledge and analysis of the markets it serves, by obtaining third-party guarantees of both local banks and importers on many transactions, by often obtaining security interests in goods being financed and by the short-term, self-liquidating nature of trade transactions. At September 30, 1998, 75.1% of the Corporation's loan portfolio consisted of short-term trade related loans maturing in 365 days or less, and 64.7% of such portfolio have average remaining maturities of approximately 180 days. Credit is generally extended under specific credit lines for each customer and country. These credit lines are reviewed at least annually.

         The following tables reflect the Corporation's growth and diversification in financing trade flows between the United States and the Region in terms of loans by country and cross-border outstandings by country. The aggregate amount of the Corporation's cross-border outstandings by primary credit risk include cash and demand deposits with other banks, interest earning deposits with other banks, investment securities, due from customers on bankers acceptances, due from customers on deferred payment letters of credit and loans-net. Exposure levels in any given country at the end of each period may be impacted by the flow of trade between the United States (and to a large extent Florida) and the given countries, as well as the price of the underlying goods or commodities being financed.

LOANS BY COUNTRY
(Dollars in thousands)

                        AMOUNT AT      PERCENT OF          AMOUNT AT       PERCENT OF
                      SEPTEMBER 30,      TOTAL            DECEMBER 31,       TOTAL
    COUNTRY               1998           LOANS               1997            LOANS
------------------     ----------      ----------         -----------      ----------
United States          $  366,950         30.19%          $  236,834          24.55%
Argentina                  44,057          3.63               58,477          6.06
Bolivia                    38,071          3.13               38,058          3.94
Brazil                     59,520          4.90               58,040          6.02
Colombia                   34,832          2.87               23,768          2.46
Dominican Republic         50,547          4.16               40,161          4.16
Ecuador                    98,155          8.08               74,485          7.72
El Salvador                44,848          3.69               40,306          4.18
Guatemala                 146,981         12.09               91,178          9.45
Honduras                   53,587          4.41               59,439          6.16
Jamaica(1)                 21,397          1.76                   --            --
Panama                     99,143          8.16               77,295          8.01
Peru                       63,524          5.23               68,094          7.06
Russia                          0           0.0               17,500          1.81
Venezuela(1)                   --            --               16,299          1.69
Other(2)                   93,749          7.70               64,860          6.73
                       ----------        ------           ----------         ------
         Total         $1,215,361         100.0%          $  964,794         100.00%
                       ==========        ======           ==========         ======

--------------------
(1) These countries had loans in periods presented which did not exceed 1% of total loans.
(2) Consists of loans in countries in which loans did not exceed 1% of total loans at one of the dates shown.

TOTAL CROSS-BORDER OUTSTANDINGS BY COUNTRY
(Dollars in millions)

                        AMOUNT AT       PERCENT OF          AMOUNT AT       PERCENT OF
                      SEPTEMBER 30,       TOTAL            DECEMBER 31,       TOTAL
    COUNTRY               1998           ASSETS              1997            ASSETS
------------------     ----------      -----------         -----------      ----------
Argentina              $   63             3.8%             $   69             5.2%
Bolivia                    37             2.2                  44             3.3
Brazil                    100             6.0                  85             6.3
B.W. Indies(1)             19             1.1                  11             0.8
Colombia                   35             2.1                  24             1.8
Costa Rica(1)              13             0.8                  --              --
Dominican Republic         51             3.1                  39             2.9
Ecuador                   135             8.1                  90             6.7
El Salvador                64             3.8                  46             3.4
Guatemala                 143             8.6                  92             6.9
Honduras                   61             3.7                  52             3.9
Jamaica                    43             2.6                  32             2.4
Nicaragua(1)               --              --                  12             0.9
Other Europe(1)            32             1.9                  --              --
Panama                    101             6.1                  72             5.4
Peru                       59             3.5                  74             5.5
Russia(1)                   0             0.0                  17             1.3
Suriname(1)                24             1.4                  --              --
Venezuela(1)               29             1.7                  --              --
Other(2)                   91             5.6                  39             2.8
                       ------            ----              ------            ----
         Total         $1,100            66.1%             $  798            59.5%
                       ======            ====              ======            ====

--------------------
(1) These countries had cross-border outstandings in periods presented which did not exceed 0.75% of total assets.
(2) Consists of cross-border outstandings to countries in which such cross-border outstandings did not exceed 0.75% of the Corporation's total assets at one of the dates shown.

         Lending activities are funded primarily through domestic consumer and commercial deposits gathered through a network of eight branches located in Florida and Puerto Rico as well as deposits received from correspondent banks, corporate customers and private banking customers within the Region. The Corporation opened its branch in San Juan, Puerto Rico in March 1998. The Corporation's branches are strategically located in markets where it believes that there is both a concentration of retail deposits and foreign trade activity. The Corporation also participates in various community lending activities and, under several United States and Florida laws and regulations, the Bank is considered a minority-owned bank and is able to participate in certain minority programs involving both deposits and loans.

         The Corporation's total deposits were approximately $1.5 billion at September 30, 1998 compared to approximately $1.1 billion as of December 31, 1997. Average interest bearing deposits increased by 51.3% to approximately $1.2 billion as of September 30, 1998 from $778.2 million as of December 31, 1997. The increase in deposits during the nine month period was largely in certificates of deposits over $100,000 which increased by $226.9 million. In addition, certificates of deposit of $100,000 or less increased by $154.5 million. These deposits were used to further diversify the Corporation's deposit base and as a cost effective alternative for the short-term funding needs of the Corporation.

         The Corporation has experienced asset growth and increased earnings since it acquired the Bank in 1988, and has also achieved a high level of profitability. The Corporation's average total loans increased from $370.6 million for the year ended December 31, 1995 to $737.9 million for the year ended December 31, 1997, and during the nine months ended September 30, 1998, average total loans increased to $1.1 billion from $670.0 million for the comparable period of 1997. Additionally, net income increased from $8.0 million for the year ended December 31, 1995 to $15.9 million for the year ended December 31, 1997. During the nine months ended September 30, 1998, net income increased to $16.1 million, or $1.56 per share on a fully diluted basis, from $11.2 million, or $1.27 per share on a fully diluted basis, during the nine months ended September 30, 1997. For the years ended December 31, 1996 and 1997, return on average assets was 1.41% and 1.58%, respectively, and return on average total equity was 24.29% and 20.05%, respectively. For the nine months ended September 30, 1998, return on average assets was 1.48% (annualized) and return on average total equity was 19.84% (annualized). Along with its growth, the Corporation has maintained strong credit quality. Net loan chargeoffs as a percentage of average outstanding loans were 0.36% and 0.32% for the years ended December 31, 1996 and 1997, respectively, and 0.63% for the nine months ended September 30, 1998. At December 31, 1997 and September 30, 1998, non-performing assets represented 0.48% and 0.39% of total assets, respectively. See "Selected Consolidated Financial Data."

         The Corporation's stockholders' equity at September 30, 1998 was $116.0 million compared to $98.3 million at December 31, 1997. During this period, stockholders' equity increased by $17.7 million due to the retention of net income of $16.1 million, as well as approximately $2.0 million from the exercise of stock options. See "Selected Consolidated Financial Data."

         The Corporation's goals are to continue to grow its earnings and maintain a high level of profitability while maintaining strong credit quality by continuing its focus on trade finance in the Region. The Corporation's strategy is to:

         o continue to take advantage of the growing trade in the Region;

         o use the enhanced capital base resulting from this offering of Series A Capital Securities to expand credit limits to existing customers;

         o take advantage of its enhanced capital base to expand the Bank's involvement with larger banks in certain of the larger markets in the Region; and

         o continue to expand its domestic branch system in order to attract additional consumer and commercial deposits in the South Florida and Puerto Rico markets.

         The description of the legal proceedings arising against the Corporation in connection with the bankruptcy of Model Imperial, Inc., as described in Item 3, Legal Proceedings, of the Corporation's Form 10-K for the year ended December 31, 1997, incorporated herein by reference, is updated as follows: pretrial discovery is proceeding and a motion has been filed to withdraw the reference of the matter to bankruptcy court and have it heard by the United States District Court. Certain of the defendants in other actions seeking similar relief by the Liquidating Trustee have settled such actions.

         The Corporation is a bank holding company incorporated under the laws of Florida and established in Miami, Florida, in 1988 to acquire the Bank (then known as Alliance National Bank), a national bank. The principal executive offices of the Corporation are located at 3750 N.W. 87th Avenue, Miami, Florida 33178, and its telephone number is (305) 717-5500.

                            HAMILTON CAPITAL TRUST I

         The Trust is a statutory business trust formed by the Corporation under Delaware law pursuant to a Trust Agreement executed by the Corporation, as sponsor for the Trust, and certain of its trustees and the filing of a certificate of trust with the Delaware Secretary of State on December 3, 1998.

         The Trust exists solely to:

         o issue and sell the Series A Capital Securities and the Series A Common Securities;

         o use the proceeds from the sale of the Series A Capital Securities and Series A Common Securities to purchase the Series A Subordinated Debentures of the Corporation, which will be the only assets of the Trust;

         o maintain its status as an entity that is not an association taxable as a corporation for federal income tax purposes; and

         o engage in other activities that are necessary or incidental to these purposes.

The Corporation will purchase all of the Series A Common Securities of the Trust. The Series A Common Securities will represent an aggregate liquidation amount equal to at least 3% of the Trust's total capitalization. The Series A Capital Securities will represent the remaining 97% of the total capitalization of the Trust. The Series A Common Securities will have terms substantially identical to, and will rank equal in priority of payment with, the Series A Capital Securities. However, if the Corporation defaults on the Series A Subordinated Debentures, cash distributions and liquidation, redemption and other amounts payable with respect to the Series A Common Securities will be subordinate to the Series A Capital Securities in priority of payment.

         The Trust has a term of approximately 55 years, but may be dissolved earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by the Trustees, each appointed by the Corporation as holder of the Series A Common Securities. The Corporation has appointed the following Trustees to conduct the Trust's business and affairs:

         o        Wilmington Trust Company, as Property Trustee;

         o        Wilmington Trust Company, as Delaware Trustee;

         o Three individuals who are employees and officers of the Corporation, as Administrative Trustees.

As the sole holder of the Series A Common Securities, the Corporation can replace or remove any of the Trustees. However, if an event of default occurs and is continuing under the Trust Agreement, the Property Trustee and the Delaware Trustee can only be replaced and removed by the holders of at least a majority in aggregate liquidation amount of the Series A Capital Securities. Only the Corporation, as owner of all of the Trust's Series A Common Securities, can remove or replace the Administrative Trustees. The duties and obligations of each Trustee are governed by the Trust Agreement.

         The Corporation will pay all fees and expenses related to the Trust and the offering of the Series A Capital Securities, as well as all of the ongoing costs and expenses of the Trust, except that the Corporation will not be responsible for the Trust's obligations under the Series A Capital Securities.

         The Trust has no separate financial statements. The statements would not be material to you because the Trust has no independent operations. The Trust exists solely for the reasons summarized above. The Series A Capital Securities will be fully and unconditionally guaranteed by the Corporation as described later in this Prospectus.

         The principal executive office of the Trust is c/o Hamilton Bancorp Inc., 3750 N.W. 87th Avenue, Miami, Florida 33178, and its telephone number is
(305) 717-5500.

                                USE OF PROCEEDS

         All of the proceeds from the sale of the Series A Capital Securities and the Series A Common Securities will be invested by the Trust in the Series
A Subordinated Debentures. The net proceeds to the Corporation from the sale of
the Series A Subordinated Debentures are estimated to be $ million ($    million
if the over-allotment option granted to the Underwriters is exercised in full),
net of commissions ($     , or $      , if the Underwriters' over-allotment
option is exercised in full) and other estimated offering expenses (which are
expected to be $      ). The Corporation intends to invest the net proceeds
from the sale of the Series A Subordinated Debentures in the Bank to increase its capital level. Initially, the net proceeds will be invested in short-term investment grade financial securities.

         The Corporation is required by the FRB to maintain certain levels of capital for bank regulatory purposes. On October 21, 1996, the FRB announced that cumulative preferred securities having the characteristics of the Series A Capital Securities could be included as Tier 1 capital (up to 25% of Tier 1 capital) for bank holding companies. Such Tier 1 capital treatment, together with the Corporation's ability to deduct, for federal income tax purposes, interest payable on the Series A Subordinated Debentures, will provide the Corporation with a more cost-effective means of obtaining capital for bank regulatory purposes than other Tier 1 capital alternatives currently available to it.

                                 CAPITALIZATION

         The following table sets forth the consolidated capitalization of the Corporation at September 30, 1998, and as adjusted to give effect to the consummation of the offering of the Series A Capital Securities (without giving effect to the exercise by the Underwriters of their over-allotment option) and the issuance of the Series A Subordinated Debentures to the Trust. The following data should be read in conjunction with the Consolidated Financial Statements and Notes incorporated by reference herein to the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and Quarterly Report on Form 10-Q for the quarter ended September 30, 1998. See "Use of Proceeds."

                                                                                        SEPTEMBER 30, 1998
                                                                                    -------------------------
                                                                                      ACTUAL       AS ADJUSTED
                                                                                    ----------     ----------
                                                                                          (IN THOUSANDS)
        Other borrowings ......................................................     $    6,116     $    6,116

        Guaranteed preferred beneficial interests in the Corporation's
          Junior Subordinated Deferrable Interest Debentures, Series A(1) .....             --         30,000
        Common stock, par value $0.01 per share: 75,000,000 shares authorized, 10,050,062 shares issued and outstanding at
          September 30, 1998 ..................................................            100            100
        Capital surplus .......................................................         58,314         58,314
        Retained earnings .....................................................         58,160         58,160
        Net unrealized loss on securities available for sale, net of taxes ....           (552)          (552)
                                                                                    ----------     ----------
                   Total stockholders' equity .................................        116,022        116,022
                                                                                    ----------     ----------
                   Total capitalization .......................................     $  122,138     $  152,138
                                                                                    ==========     ==========

--------------------
(1) As described herein, the sole assets of the Trust, which is a subsidiary of the Corporation, will be $ million aggregate principal amount of the
     Series A Subordinated Debentures, which will mature on       , 2028. The
     Corporation will own all of the Series A Common Securities issued by the Trust. See "Description of Series A Subordinated Debentures."

                              ACCOUNTING TREATMENT

         For financial reporting purposes, the Trust will be treated as a subsidiary of the Corporation, and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Corporation. The Series A Capital Securities will be presented as a separate line item in the consolidated balance sheet of the Corporation under the caption "Guaranteed Preferred Beneficial Interests in the Corporation's Junior Subordinated Deferrable Interest Debentures, Series A," and appropriate disclosures about the Series A Capital Securities, the Series A Guarantee and the Series A Subordinated Debentures will be included in the Notes to Consolidated Financial Statements. For financial reporting purposes, the Corporation will record distributions payable on the Series A Capital Securities and the Series A
Common Securities as an expense in the consolidated statements of income.

         The Corporation has agreed that future financial reports of the Corporation filed under the Exchange Act will (i) present the Series A Capital Securities issued by the Trust as a separate line item entitled "Guaranteed Preferred Beneficial Interests in the Corporation's Junior Subordinated Deferrable Interest Debentures, Series A;" (ii) include a footnote to the financial statements, disclosure that the sole assets of the Trust are the Series A Subordinated Debentures (specifying the principal amount, interest rate and maturity date of such Series A Subordinated Debentures); and (iii) if Staff Accounting Bulletin 53 treatment is sought, include, in an audited footnote to the consolidated financial statements, disclosure that (a) the Trust is wholly owned, (b) the sole assets of the Trust are the Series A Subordinated Debentures (specifying the principal amount, interest rate and maturity date of such Series A Subordinated Debentures) and (c) the obligations of the Corporation under the Series A Subordinated Debentures, the Indenture, the Trust Agreement and the Series A Guarantee, in the aggregate, constitute a full and unconditional guarantee by the Corporation of the Trust's obligations under the Series A Capital Securities.

                   DESCRIPTION OF SERIES A CAPITAL SECURITIES

         THIS SUMMARY OF CERTAIN TERMS AND PROVISIONS OF THE SERIES A CAPITAL SECURITIES, WHICH DESCRIBES THE MATERIAL PROVISIONS THEREOF, DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO, AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE TRUST AGREEMENT, INCLUDING THE DEFINITIONS THEREIN OF CERTAIN TERMS, AND THE TRUST INDENTURE ACT, TO EACH OF WHICH REFERENCE IS HEREBY MADE. WHEREVER PARTICULAR DEFINED TERMS OF THE TRUST AGREEMENT (AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME) ARE REFERRED TO HEREIN, SUCH DEFINED TERMS ARE INCORPORATED HEREIN BY REFERENCE. THE FORM OF THE TRUST AGREEMENT HAS BEEN FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART.

GENERAL

         The Series A Capital Securities of the Trust will rank PARI PASSU and payments will be made thereon PRO RATA, with the Series A Common Securities of the Trust, except as described under "--Subordination of Series A Common Securities." Legal title to the Series A Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Series A Capital Securities. The Series A Guarantee executed by the Corporation for the benefit of the holders of the Series A Capital Securities will be a guarantee on a subordinated basis with respect to the Series A Capital Securities, but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Series A Capital Securities when the Trust does not have funds on hand available to make such payments. See "Description of Series A Guarantee."

DISTRIBUTIONS

         The Series A Capital Securities represent beneficial ownership interests in the Trust, and Distributions on the Series A Capital Securities will be cumulative, will accumulate from the date of original issuance and will
be payable at the annual rate of   % on the stated Liquidation Amount of $25,
payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, a "Distribution Date"), to the holders of the Series A Capital Securities on the relevant record dates. The record dates for the Series A Capital Securities will be, for so long as the Series A Capital Securities remain in book-entry form, one Business Day (as defined below) prior to the relevant Distribution Date and, in the event the Series A Capital Securities are not in book-entry form, the 15th day of the month in which the relevant Distribution Date occurs. Distributions will accumulate from the date of original issuance. The first Distribution Date for the Series A Capital
Securities will be     , 199 . The period beginning on and including the date of
original issuance and ending on but excluding the first Distribution Date and each successive period beginning on and including a Distribution Date and ending on but excluding the next succeeding Distribution Date is herein called a "Distribution Period." The amount of Distributions payable for any Distribution Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any Distribution Date would otherwise fall on a day that is not a Business Day, such Distribution Date shall be postponed to the next day, that is a Business Day (without any additional distributions or other payment in respect of such delay) unless it would thereby fall in the next calendar year, in which event the Distribution Date shall be brought forward to the immediately preceding Business Day. A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in New York, New York, Wilmington, Delaware or Miami, Florida are authorized or required by law or executive order to remain closed or a day on which the principal corporate trust office of the Property Trustee is closed for business.

         The revenue of the Trust available for distribution to holders of the Series A Capital Securities will be limited to payments made by the Corporation under the Series A Subordinated Debentures in which the Trustee will invest the proceeds from the issuance and sale of the Series A Capital Securities and the Series A Common Securities. See "Description of Series A Subordinated Debentures --General." If the Corporation does not make interest payments on the Series A Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Series A Capital Securities and the Series A Common Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such

Distributions) will be guaranteed by the Corporation to the extent set forth herein under "Description of Series A Guarantee."

OPTION TO DEFER INTEREST PAYMENTS

         So long as no Debenture Event of Default shall have occurred and be continuing, the Corporation will have the right under the Indenture to elect to defer the payment of interest on the Series A Subordinated Debentures, at any time or from time to time, for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date, or extend beyond the Stated Maturity Date. Upon any such election, quarterly Distributions on the Series A Capital Securities will be deferred by the Trust during such Extension Period. Distributions to which you are entitled during any such Extension Period will accumulate additional distributions thereon at the applicable periodic Distribution Rate thereof, compounded quarterly from the relevant Distribution Date, but not exceeding the interest rate then accruing on the Series A Subordinated Debentures. The term "Distributions," as used herein, shall include any such additional distributions.

         Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarterly periods, to end on a date other than an Interest Payment Date or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period (or an extension thereof) at least five Business Days prior to the earlier of:

         o the date the Distributions on the Series A Capital Securities would have been payable except for the election to begin such Extension Period; and

         o the date the Administrative Trustees are required to give notice to any securities exchange or automated quotation system or to holders of such Series A Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date.

There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Series A Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Original Issue Discount."

         During any such Extension Period, the Corporation may not:

         o declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock;

         o make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any other debentures) that rank PARI PASSU with or junior in right of payment to the Series A Subordinated Debentures; or

         o make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including other guarantees) if such guarantee ranks PARI PASSU with or junior in right of payment to the Series A Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, the Corporation's common stock, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
                  (c) payments under the Series A Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of its capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

The Corporation has no current intention to exercise its right to defer payments of interest on the Series A Subordinated Debentures.

         The revenue of the Trust available for distribution to holders of the Series A Capital Securities will be limited to payments under the Series A Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Series A Capital Securities and the Series A Common Securities. See "Description of Series A Subordinated Debentures--General." If the Corporation does not make interest payments on the Series A Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Series A Capital Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) is guaranteed by the Corporation on a limited basis as set forth herein under "Description of Series A Guarantee."

REDEMPTION

         Upon the repayment on the Stated Maturity Date or prepayment, in whole or in part, prior to the Stated Maturity Date of the Series A Subordinated Debentures (other than following the distribution of the Series A Subordinated Debentures to the holders of the Trust Securities), the proceeds from such repayment or prepayment shall be applied by the Property Trustee (subject to the Property Trustee having received written notice no later than 45 days prior to such repayment) to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the Redemption Price, which shall be equal to 100% of the corresponding principal amount of Series A Subordinated Debentures so repaid or prepaid, as the case may be, plus accrued and unpaid interest thereon and Additional Distributions (as defined in "Description of Series A Subordinated Debentures -- Special Event Prepayment"), if any, to the date of redemption. See "Description of Series A Subordinated Debentures -- Optional Prepayment" and " -- Special Event Prepayment." If less than all of the Series A Subordinated Debentures are to be prepaid on a Redemption Date, then the proceeds of such prepayment shall be allocated pro rata to the Trust Securities. Upon the entry of an order for the dissolution of the Trust by a court of competent jurisdiction, the Series A Subordinated Debentures thereafter will be subject to optional prepayment in whole, but not in part, on
or after       , 2003.

         "Like Amount" means: (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Series A Junior Subordinated Debentures to be paid in accordance with their terms; and (ii) with respect to a distribution of Series A Subordinated Debentures upon the liquidation of the Trust, Series A Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Series A Subordinated Debentures are distributed.

         The Corporation will have the right to prepay the Series A Subordinated
Debentures: (i) in whole or in part, on or after       , 2003; and (ii) in whole
but not in part, at any time prior to       , 2003, upon the occurrence of
certain events, in each case at the Prepayment Price (as described in "Description of Series A Subordinated Debentures -- Optional Prepayment") and subject to the receipt of any required regulatory approval. See "Description of Series A Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF SERIES A SUBORDINATED DEBENTURES

         The Corporation will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, to cause the Series A Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to: (1) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Series A Capital Securities; and (2) receipt of any required regulatory approval.

         The Trust automatically shall dissolve upon the first to occur of: (1) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(2) the distribution of a Like Amount of the Series A Subordinated Debentures to the holders of the Trust Securities, if the Corporation, as sponsor, has given written direction to the Property Trustee to dissolve the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as sponsor); (3) redemption of all of the Trust Securities as described under "--Redemption;" (4) expiration of the term of the Trust; and (5) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

         If a dissolution occurs as described in clauses (1), (2), (4), or (5) above, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Series A Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a PRO RATA basis, except that if a Debenture Event of Default has occurred and is continuing, the Series A Capital Securities shall have a priority over the Series A Common Securities. See "--Subordination of Series A Common Securities."

         If the Corporation elects not to prepay the Series A Subordinated Debentures prior to maturity in accordance with their terms and either elects not to or is unable to liquidate the Trust and distribute the Series A Subordinated Debentures to holders of the Trust Securities, the Trust Securities will remain outstanding until the repayment of the Series A Subordinated Debentures on the Stated Maturity Date.

         After the liquidation date is fixed for any distribution of Series A Subordinated Debentures to holders of the Trust Securities: (1) the Trust Securities will no longer be deemed to be outstanding; (2) DTC or its nominee will receive, in respect of each registered global certificate, if any, representing Trust Securities and held by it, a registered global certificate or certificates representing the Series A Subordinated Debentures to be delivered upon such distribution; and (3) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Series A Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Series A Subordinated Debentures.

         There can be no assurance as to the market prices for the Series A Capital Securities or the Series A Subordinated Debentures that may be distributed in exchange for the Series A Capital Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Series A Capital Securities that you purchase, or the Series A Subordinated Debentures that you may receive upon a dissolution and liquidation of the Trust, may trade at a discount to the price that you paid to purchase the Series A Capital Securities offered hereby.

REDEMPTION PROCEDURES

         If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Series A Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See also "--Subordination of Series A Common Securities."

         If the Trust gives a notice of redemption in respect of the Series A Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds legally are available, with respect to the Series A Capital Securities held by DTC or its nominees, the Property Trustee will deposit or cause the Paying Agent (as defined herein) to deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Series A Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the Paying Agent for the Series A Capital Securities funds sufficient to pay the applicable Redemption Price and will give such Paying Agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Series A Capital Securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Series A Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Series A Capital Securities called for redemption will cease, except the right of the holders of such Series A Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and such Series A Capital Securities will cease to be outstanding. In the event that any Redemption Date of Series A Capital Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such next succeeding Business Day falls in the next calendar year, such payment shall be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Corporation (as described under "Description of Series A Guarantee") pursuant to the Series A
Guarantee: (1) Distributions on Series A Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid; and (2) the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Corporation defaults in payment of the applicable Redemption Price on, or in the repayment of, the Series A Subordinated Debentures, on and after the Redemption Date, Distributions will cease to accrue on the Trust Securities called for redemption.

         Subject to applicable law (including, without limitation, U.S. federal securities laws), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Series A Capital Securities by tender, in the open market or by private agreement.

SUBORDINATION OF SERIES A COMMON SECURITIES

         Payment of Distributions on, and the Redemption Price of, the Series A Capital Securities and the Series A Common Securities, as applicable, shall be made PRO RATA based on the Liquidation Amount of the Trust Securities; PROVIDED, HOWEVER, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Series A Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Series A Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Series A Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Series A Capital Securities then due and payable.

         In the case of any Event of Default, the Corporation, as holder of all of the Series A Common Securities, will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Series A Capital Securities and not on behalf of the Corporation as holder of the Series A Common Securities, and only the holders of the Series A Capital Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

         The occurrence of a Debenture Event of Default under the Indenture constitutes an "Event of Default" under the Trust Agreement. See "Description of Series A Subordinated Debentures--Debenture Events of Default."

         The Trust Agreement provides that within ten (10) days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Series A Capital Securities, the Administrative Trustees and the Corporation, as sponsor, unless such Event of Default shall have been cured or waived. The Corporation, as sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

         If a Debenture Event of Default has occurred and is continuing, the Series A Capital Securities shall have a preference over the Series A Common Securities as described under "--Liquidation of the Trust and Distribution of Series A Subordinated Debentures" and "--Subordination of Series A Common Securities." The existence of an Event of Default does not entitle the holders of Series A Capital Securities to accelerate maturity thereof.

REMOVAL OF  TRUSTEES

         Unless a Debenture Event of Default shall have occurred and be continuing, the Property Trustee and the Delaware Trustee may be removed at any time by the holder of the Series A Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Series A Capital Securities. In no event will the holders of the Series A Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of all of the Series A Common Securities. No resignation or removal of the Property Trustee and the Delaware Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

MERGER OR CONSOLIDATION OF TRUSTEES

         Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of such Trustee, shall be the successor of such Trustee under the Trust Agreement, provided such Person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

         The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below or as otherwise described under "--Liquidation of the Trust and Distribution of Series A Subordinated Debentures." The Trust may, at the request of the Corporation, as sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Series A Capital Securities, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that:

         o such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

         o the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Series A Subordinated Debentures;

         o the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Trust Securities are then listed or quoted, if any;

         o if the Series A Capital Securities (including any Successor Securities) are rated by any nationally recognized statistical rating organization prior to such transaction, such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Series A Capital Securities (including any Successor Securities) or, if the Series A Subordinated Debentures are so rated, the Series A Subordinated Debentures, to be downgraded by any such nationally recognized statistical rating organization;

         o such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect;

         o such successor entity has a purpose substantially identical to that of the Trust;

         o prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity) and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act; and

         o the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Series A Guarantee and the Common Guarantee.

Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as an association taxable as a corporation for U.S. federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

         Except as provided below and under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of Series A Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Series A Capital Securities will have no voting rights.

         The Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities: (1) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement; or (2) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that at all times that any Trust Securities are outstanding the Trust will not be classified as an association taxable as a corporation or to enable the Trust to qualify as a grantor trust, in each case for U.S. federal income tax purposes, or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; PROVIDED, HOWEVER, that in the case of clause (1) such action shall not adversely affect in any material respect the interests of the holders of the Series A Capital Securities, and any such amendments of the Trust Agreement pursuant to the foregoing shall become effective when notice thereof is given to the holders of the Series A Capital Securities.

         The Trust Agreement may be amended by the Trustees and the Corporation:
(1) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities; and (2) upon receipt by the Trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's classification as an entity that is not an association taxable as a corporation or as being a grantor trust for U.S. federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to: (a) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date; or (b) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

         So long as any Series A Subordinated Debentures are held by the Property Trustee, the Trustees shall not:

         o direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Debenture Trustee with respect to the Series A Subordinated Debentures;

         o         waive certain past defaults under the Indenture;

         o exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Series A Subordinated Debentures; or

         o consent to any amendment, modification or termination of the Indenture or the Series A Subordinated Debentures, where such consent shall be required;

without, in each case, obtaining the prior consent of the holders of a majority in Liquidation Amount of all outstanding Series A Capital Securities; PROVIDED, HOWEVER, that where a consent under the Indenture would require the consent of each holder of Series A Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Series A Capital Securities.

         The Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Series A Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Series A Capital Securities of any notice of default with respect to the Series A Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Series A Capital Securities, prior to taking any of the foregoing actions, the Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for U.S. federal income tax purposes on account of such action.

         Any required approval of holders of Series A Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Series A Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders has been taken, to be given to each holder of record of Series A Capital Securities in the manner set forth in the Trust Agreement.

         No vote or consent of the holders of Series A Capital Securities will be required for the Trust to redeem and cancel the Series A Capital Securities in accordance with the Trust Agreement.

         Notwithstanding that holders of the Series A Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Series A Capital Securities that are owned by the Corporation, the Trustees or any affiliate of the Corporation or of any Trustee, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

DEPOSITARY PROCEDURES

         DTC has advised the Trust and the Corporation that DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

         DTC also has advised the Trust and the Corporation that, pursuant to procedures established by it, (1) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Underwriters with portions of the Liquidation Amount of the Global Capital Securities and (2) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

REGISTRATION OF SERIES A CAPITAL SECURITIES

         The Series A Capital Securities will be represented by global certificates registered in the name of DTC or its nominee. Beneficial interests in the Series A Capital Securities will be shown on, and transfers thereof will he effected only through, records maintained by Participants. Except as described below, Series A Capital Securities in certificated form will not be issued in exchange for the global certificates. See "--Exchange of Book-Entry Series A Capital Securities for Certificated Series A Capital Securities."

         You may hold your interests in the Series A global capital security directly through DTC if you are a Participant, or indirectly through organizations that are Participants. All interests in a Global Capital Security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "--Exchange of Book-Entry Series A Capital Securities for Certificated Series A Capital Securities."

         Payments in respect of the Global Capital Security registered in the name of DTC, or its nominee, will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Series A Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for:

         o any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities; or

         o any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Series A Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date.

Payments by the Participants and the Indirect Participants to the beneficial owners of Series A Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Corporation. None of the Trust, the Corporation or the Property Trustee will be liable for any delay by DTC or any of its Participants or Indirect Participants in identifying the beneficial owners of the Series A Capital Securities, and the Trust, the Corporation and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Any secondary market trading activity in interests in the Global Capital Securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will settle in same-day funds.

         DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of Series A Capital Securities (including, without limitation, the presentation of Series A Capital Securities for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the Series A Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for Series A Capital Securities in certificated form and to distribute such Series A Capital Securities to its Participants.

         The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Corporation believe to be reliable, but neither the Trust nor the Corporation takes responsibility for the accuracy thereof.

         Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Capital Securities among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Trust, the Corporation or the Property Trustee will have any responsibility or liability for any aspect of the performance by DTC or its Participants or Indirect Participants of any of their respective obligations under the rules and procedures governing their operations or for maintaining, supervising or reviewing any records relating to the Global Capital Securities that are maintained by DTC or any of its Participants or Indirect Participants.

EXCHANGE OF BOOK-ENTRY SERIES A CAPITAL SECURITIES FOR CERTIFICATED SERIES A CAPITAL SECURITIES

         A Global Capital Security is exchangeable for Series A Capital Securities in registered certificated form if: (1) DTC (a) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor Depositary within 90 days of receipt of such notice, or (b) has ceased to be a clearing agency registered under the Exchange Act and the Trust thereupon fails to appoint a successor Depositary within 90 days of becoming aware of such condition; (2) the Corporation in its sole discretion elects to cause the issuance of the Series A Capital Securities in certificated form; or (3) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Capital Security may be exchanged by or on behalf of DTC for certificated Series A Capital Securities upon request by DTC, but only upon at least 20 days' prior written notice given to the Property Trustee in accordance with DTC's customary procedures. In all cases, certificated Series A Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

PAYMENT AND PAYING AGENCY

         Payments in respect of the Series A Capital Securities held in global form shall be made to the DTC, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates, or in respect of the Series A Capital Securities that are not held by the DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' notice to the Property Trustee, the Administrative Trustees and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

         The Property Trustee will act as registrar and transfer agent for the Series A Capital Securities.

         Registration of transfers of the Series A Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Series A Capital Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

         The Property Trustee, other than upon the occurrence and during the continuance of an Event of Default, will undertake to perform only such duties as are specifically set forth in the Trust Agreement and, after such an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Series A Capital Securities or the Series A Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability, except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

         The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that: (1) the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act; (2) the Trust will not be classified as an association taxable as a corporation and may be classified as a grantor trust for U.S. federal income tax purposes; and (3) the Series A Subordinated Debentures will be treated as indebtedness of the Corporation for U.S. federal income tax purposes. The Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

         The Trust Agreement provides that (1) holders of the Trust Securities have no preemptive or similar rights to subscribe for any additional Trust Securities and (2) the issuance of Trust Securities is not subject to preemptive rights.

         The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

                DESCRIPTION OF SERIES A SUBORDINATED DEBENTURES

         THIS SUMMARY OF CERTAIN TERMS AND PROVISIONS OF THE SERIES A SUBORDINATED DEBENTURES SET FORTH BELOW, WHICH DESCRIBES THE MATERIAL PROVISIONS THEREOF, DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO, AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE INDENTURE, AND THE TRUST INDENTURE ACT, TO EACH OF WHICH REFERENCE IS HEREBY MADE. THE INDENTURE HAS BEEN FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART. WILMINGTON TRUST COMPANY WILL ACT AS INDENTURE TRUSTEE ("DEBENTURE TRUSTEE") UNDER THE INDENTURE. THE INDENTURE IS QUALIFIED UNDER THE TRUST INDENTURE ACT. WHENEVER PARTICULAR DEFINED TERMS OF THE INDENTURE (AS SUPPLEMENTED OR AMENDED FROM TIME TO TIME) ARE REFERRED TO HEREIN, SUCH DEFINED TERMS ARE INCORPORATED HEREIN BY REFERENCE.

GENERAL

         Concurrently with the issuance of the Series A Capital Securities, the Trust will invest the proceeds thereof, together with the consideration paid by the Corporation for the Series A Common Securities, in the Series A Subordinated Debentures issued by the Corporation. The Series A Subordinated Debentures will
bear interest at the annual rate of    % of the principal amount thereof,
payable quarterly in arrears on March 31, June 30, September 30 and December 31
of each year (each, an "Interest Payment Date"), commencing      , 199 , and at
maturity to the person in whose name each Series A Subordinated Debenture is registered at the close of business on the record date immediately preceding such Interest Payment Date. The period beginning on and including the date of original issuance of the Series A Subordinated Debentures and ending on but excluding the first Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date is herein called an "Interest Period." It is anticipated that, until the liquidation, if any, of the Trust, each Series A Subordinated Debenture will be held by the Property Trustee in trust for the benefit of the holders of the Series A Capital Securities. The amount of interest payable for any Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any Interest Payment Date would otherwise fall on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day (without any interest or other payment in respect of any such delay) unless it would thereby fall in the next calendar year, in which event the Interest Payment Date shall be brought forward to the immediately preceding Business Day. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate
of    % per annum, compounded quarterly from the relevant Interest Payment Date.
The term "interest" as used herein shall include quarterly interest payments and interest on quarterly interest payments not paid on the applicable Interest Payment Date, as applicable. Notwithstanding anything to the contrary, set forth above, if the maturity date falls on a day that is not a Business Day, the payment of principal and interest will be paid on the next succeeding Business Day, with the same force and effect as if made on such maturity date and no interest on such payments will accrue from and after the maturity date.

         The Series A Subordinated Debentures will be issued as a Series of junior subordinated deferrable interest debentures under the Indenture.

         The Series A Subordinated Debentures will mature on          , 2028
(the "Stated Maturity Date").

         The Series A Subordinated Debentures will rank PARI PASSU with all Other Debentures and will be unsecured and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "--Subordination."

         The Corporation is a bank holding company regulated by the FRB and almost all of its operating assets are owned by the Bank. The Corporation is a legal entity separate and distinct from its subsidiary. Holders of Series A Subordinated Debentures should look only to the Corporation for payments on the Series A Subordinated Debentures. The principal sources of the Corporation's income are dividends, interest and fees from the Bank. The Corporation relies primarily on dividends from the Bank to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Dividend payments from the Bank are subject to regulatory limitations, generally based on current and retained earnings, imposed by the various regulatory agencies with authority over the Bank. Under the FDIA, an insured depositary institution such as the Bank is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become "undercapitalized" (as such term is used in the statute). Based on the Bank's current financial condition, the Corporation does not expect that this provision will have any impact on its ability to obtain dividends from the Bank. During the first nine months of 1998, the Bank paid $2.1 million in dividends to the Corporation, which reflected 4.42% of the total amount of dividends the Bank was permitted to pay as of September 30, 1998 under existing supervisory practices. At September 30, 1998, approximately $47.2 million of retained earnings of the Bank were available for dividend declaration without prior regulatory approval. Payment of dividends by the Bank is also subject to the respective Bank's profitability, financial condition and capital expenditures and other cash flow requirements. The FRB has stated that, as a matter of prudent banking, a bank or bank holding company should not maintain its existing rate of cash dividends on common stock unless (1) the organization's net income available to common shareholders over the past year has been sufficient to fund fully the dividends; and (2) the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality, and overall financial condition. No assurance can be given that the Bank will be able to pay dividends at past levels, or at all, in the future.

         In addition to restrictions on the payment of dividends, the Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from the Bank unless the loans are at least 100% secured by various types of collateral. Furthermore, such secured loans, other transactions and investments by the Bank are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of the Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of the Bank's capital and surplus. As of September 30, 1998, approximately $ million of credit was available to the Corporation under this limitation.

         Because the Corporation is a holding company, its right to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Series A Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of the Bank), except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. At September 30, 1998, the Bank had total liabilities, including deposits, of $1.5 billion. Accordingly, the Series A Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Bank (including the Bank's deposit liabilities) and all liabilities of any future subsidiaries of the Corporation. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation or the Bank, including Senior Indebtedness. See "--Subordination."

FORM, REGISTRATION AND TRANSFER

         If the Series A Subordinated Debentures are distributed to the holders of the Trust Securities, the Series A Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co., as the nominee of DTC. The depositary arrangements for such Series A Subordinated Debentures are expected to be substantially similar to those in effect for the Series A Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Series A Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer."

PAYMENT AND PAYING AGENTS

         Payment of principal of and interest on the Series A Subordinated Debentures will be made at the office of the Debenture Trustee in Wilmington, Delaware or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made, except in the case of Series A Subordinated Debentures in global form: (1) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Series A Subordinated Debentures; or (2) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Series A Subordinated Debenture will be made to the Person in whose name such Series A Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Corporation will at all times be required to maintain a Paying Agent in each place of payment for the Series A Subordinated Debentures.

         Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of or interest on any Series A Subordinated Debenture and remaining unclaimed for two years after such principal or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Series A Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE

         So long as no Debenture Event of Default has occurred and is continuing, the Corporation will have the right under the Indenture to defer the payment of interest on the Series A Subordinated Debentures, at any time and from time to time, for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon
at the rate of    % per annum, compounded quarterly from the relevant Interest
Payment Date, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue, and holders of the Trust Securities while Trust Securities are outstanding or, if the Series A Subordinated Debentures have been distributed to holders of the Trust Securities, holders of Series A Subordinated Debentures, will be required to continue to include that deferred interest in gross income for U.S. federal income tax purposes on an accrual method of accounting prescribed by the Code and Treasury regulation provisions on OID prior to the receipt of cash attributable to that income. See "Certain Federal Income Tax Consequences--Original Issue Discount."

         During any such Extension Period, the Corporation may not:

         o declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock;

         o make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank PARI PASSU with or junior in right of payment to the Series A Subordinated Debentures; or

         o make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks PARI PASSU with or junior in right of payment to the Series A Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Series A Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock,
                  (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of common stock of the Corporation related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

The Corporation has no current intention to exercise its option to defer payments of interest on the Series A Subordinated Debentures.

         Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarterly periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate of
  % per annum, compounded quarterly, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein. No interest shall be due and payable during an Extension Period, except at the end thereof.

         The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of:

         o the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period; or

         o the date the Administrative Trustees are required to give notice to any securities exchange or automated quotation system on which the Series A Capital Securities may then be listed or quoted or to holders of Series A Capital Securities of the record date for such Distributions; or

         o the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Series A Capital Securities.

There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

OPTIONAL PREPAYMENT

         The Series A Subordinated Debentures will be prepayable, in whole or
in part, at the option of the Corporation on or after     , 2003, subject to the
Corporation having received any required regulatory approval, at a price (the "Prepayment Price") equal to 100% of the principal amount of the Series A Subordinated Debentures so prepaid, plus accrued and unpaid interest thereon, if any, to the date of prepayment.

SPECIAL EVENT PREPAYMENT

         Prior to     , 2003, if a Special Event has occurred and is continuing, the Corporation may, at its option, and subject to receipt of any required regulatory approval, prepay the Series A Subordinated Debentures, in whole but not in part, at any time within 90 days of the occurrence of such Special
Event, at the Prepayment Price. If, following the occurrence of a Special
Event, the Corporation exercises its option to prepay the Series A Subordinated Debentures, then the proceeds of that prepayment must be applied to redeem a Like Amount of Trust Securities at the Redemption Price. See "Description of Series A Capital Securities--Redemption."

         A "Special Event" means an Investment Company Event, a Regulatory Capital Event or a Tax Event, as the case may be.

         An "Investment Company Event" means the receipt by the Corporation and the Trust of an opinion of independent securities counsel experienced in such matters to the effect that as a result of:

         o any amendment to, or change (including any announced prospective change) in, the laws or any regulation thereunder of the United States or any rules, guidelines or policies of any applicable regulatory authority for the Corporation; or

         o any official administrative or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Trust Securities;

the Trust is, or within 90 days of the date of such opinion will be, considered an "investment company" that is required to be registered under the Investment Company Act.

         A "Regulatory Capital Event" means the receipt by the Corporation of an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of:

         o any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of an applicable regulatory agency; or

         o any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Trust Securities;

the Series A Capital Securities do not constitute, or within 90 days of such opinion will not constitute, Tier 1 capital (or its then equivalent if the Corporation were subject to such capital requirement).

         A "Tax Event" means the receipt by the Corporation and the Trust of an opinion of independent tax counsel experienced in such matters to the effect that, as a result of:

         o any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein; or

         o any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Trust Securities;

there is more than an insubstantial risk that:

         o the Trust is, or will be within 90 days of the date of such opinion, subject to U.S. federal income tax with respect to any income received or accrued on the Series A Subordinated Debentures;

         o interest payable by the Corporation on the Series A Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for U.S. federal income tax purposes; or

         o the Trust is, or will be within 90 days of the date of such opinion, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

         Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the prepayment date to each holder of Series A Subordinated Debentures to be prepaid at its registered address. Unless the Corporation defaults in payment of the Prepayment Price, on the prepayment date interest shall cease to accrue on such Series A Subordinated Debentures called for prepayment.

         If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Series A Subordinated Debentures such amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities shall not be reduced as a result of any additional taxes, duties or other governmental charges to which the Trust has become subject as a result of a Tax Event ("Additional Sums").

CERTAIN COVENANTS OF THE CORPORATION

         The Corporation will covenant that it will not:

         o declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock;

         o make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank PARI PASSU with or junior in right of payment to the Series A Subordinated Debentures; or

         o make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks PARI PASSU with or junior in right of payment to the Series A Subordinated Debentures;

(other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation,
(b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Series A Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the

Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock of the Corporation related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans), if at such time: (1) there shall have occurred any event of which the Corporation has actual knowledge that (A) is, or with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default and (B) in respect of which the Corporation shall not have taken reasonable steps to cure;
(2) the Corporation shall be in default with respect to its payment of any obligations under the Series A Guarantee; or (3) the Corporation shall have given notice of its election to exercise its right to commence an Extension Period as provided in the Indenture and such Extension Period, or any extension thereof, shall have commenced and be continuing.

         So long as the Trust Securities remain outstanding, the Corporation also will covenant:

         o to directly or indirectly maintain 100% direct or indirect ownership of the Series A Common Securities; PROVIDED, HOWEVER, that any permitted successor of the Corporation under the Indenture may succeed to the Corporation's ownership of such Series A Common Securities;

         o to use commercially reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with the distribution of Series A Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, and (b) to otherwise continue not to be classified as an association taxable as a corporation and to be classified as a grantor trust for U.S. federal income tax purposes;

         o to use commercially reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Series A Subordinated Debentures; and

         o to not cause, as sponsor of the Trust, or permit, as holder of the Series A Common Securities, the dissolution, winding-up or liquidation of the Trust, except as provided in the Trust Agreement.

MODIFICATION OF INDENTURE

         From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Series A Subordinated Debentures, amend the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, provided that any such action does not materially adversely affect the interest of the holders of Series A Subordinated Debentures, and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in aggregate principal amount of Series A Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Series A Subordinated Debentures; provided that no such modification may, without the consent of the holders of each outstanding Series A Subordinated Debenture so affected:

         o change the Stated Maturity Date, or reduce the principal amount of the Series A Subordinated Debentures;

         o reduce the amount payable on prepayment thereof or reduce the rate or extend the time of payment of interest thereon except pursuant to the Corporation's right under the Indenture to defer the payment of interest as provided therein (see "--Option to Extend Interest Payment Date");

         o make the principal of, or interest on, the Series A Subordinated Debentures payable in any coin or currency other than that provided in the Series A Subordinated Debentures;

         o impair or affect the right of any holder of Series A Subordinated Debentures to institute suit for the payment thereof; or

         o reduce the percentage of principal amount of Series A Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

DEBENTURE EVENTS OF DEFAULT

         The Indenture provides that any one or more of the following described events with respect to the Series A Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         o failure for 30 days to pay any interest (including compounded interest and Additional Sums, if any) on the Series A Subordinated Debentures or any Other Debentures when due (subject to the deferral of any interest due date in the case of an Extension Period with respect to the Series A Subordinated Debentures or Other Debentures as the case may be); or

         o failure to pay any principal or premium, if any, on the Series A Subordinated Debentures or any Other Debentures when due whether at maturity, upon prepayment, by declaration of acceleration of maturity or otherwise; or

         o failure to observe or perform, in any material respect, any other covenant contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or to the Corporation and the Debenture Trustee from the holders of at least 25% in aggregate outstanding principal amount of Series A Subordinated Debentures; or

         o certain events related to bankruptcy, insolvency or reorganization of the Corporation.

         The holders of a majority in aggregate outstanding principal amount of the Series A Subordinated Debentures have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Series A Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Series A Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Series A Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

         The holders of a majority in aggregate outstanding principal amount of the Series A Subordinated Debentures affected thereby may, on behalf of the holders of all the Series A Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Series A Subordinated Debenture.

         The Indenture requires an annual filing by the Corporation with the Debenture Trustee of a certificate as to the absence of certain defaults under the Indenture.

         The Indenture provides that the Debenture Trustee may withhold notice of a Debenture Event of Default from the holders of the Series A Subordinated Debentures if the Debenture Trustee considers it in the interest of such holders to do so.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF SERIES A CAPITAL SECURITIES

         If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Corporation to pay the principal of, or interest (including Compounded Interest and Additional Sums, if any) on the Series A Subordinated Debentures on the due date, a holder of Series A Capital Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Series A Capital Securities. Notwithstanding any payments made to a holder of Series A Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of or interest (including compounded interest and Additional Sums, if any) on the Series A Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Series A Capital Securities with respect to payments on the Series A Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

         The holders of the Series A Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Series A Subordinated Debentures, unless there shall have been an Event of Default under the Trust Agreement. See "Description of Series A Capital Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

         The Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties as an entirety or substantially as an entirety to the Corporation, unless:

         o in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties as an entirety or substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations under the Indenture with respect to the Series A Subordinated Debentures;

         o immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and

         o    certain other conditions as prescribed in the Indenture are met.

         The general provisions of the Indenture do not afford holders of the Series A Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Series A Subordinated Debentures.

SATISFACTION AND DISCHARGE

         The Indenture provides that when, among other things, all Series A Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (1) have become due and payable or (2) will become due and payable at maturity or called for prepayment within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Series A Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and interest (including compounded interest and Additional Sums, if any) to the date of the prepayment or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

         In the Indenture, the Corporation has covenanted and agreed that any Series A Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Senior Indebtedness will first be entitled to receive payment in full of all Allocable Amounts (as defined below) in respect of such Senior Indebtedness before the holders of Series A Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

         In the event of the acceleration of the maturity of Series A Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of such Senior Indebtedness before the holders of Series A Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the Series A Subordinated Debentures.

         No payments on account of principal or interest, if any, in respect of the Series A Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

         "Allocable Amounts," when used with respect to any Senior Indebtedness, means all amounts due or to become due on such Senior Indebtedness less, if applicable, any amount which would have been paid to, and retained by, the holders of such Senior Indebtedness (whether as a result of the receipt of payments by the holders of such Senior Indebtedness from the Corporation or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior Indebtedness pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such Senior Indebtedness or otherwise) but for the fact that such Senior Indebtedness is subordinate or junior in right of payment to (or subject to a requirement that amounts received on such Senior Indebtedness be paid over to obligees on) trade accounts payable or accrued liabilities arising in the ordinary course of business.

         "Indebtedness" shall mean, whether recourse is to all or a portion of the assets of the Corporation and whether or not contingent:

         o    every obligation of the Corporation for money borrowed;

         o every obligation of the Corporation evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

         o every reimbursement obligation of the Corporation with respect to letters of credit, banker's acceptances or similar facilities issued for the account of the Corporation;

         o every obligation of the Corporation issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

         o    every capital lease obligation of the Corporation;

         o all indebtedness of the Corporation whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and

         o every obligation of the type referred to in the clauses above of another Person and all dividends of another Person the payment of which, in either case, the Corporation has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

         "Indebtedness Ranking on a Parity with the Series A Subordinated Debentures" shall mean (1) Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such Indebtedness by its terms ranks equally with and not prior to the Series A Subordinated Debentures in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of the Corporation; and (2) all other debt securities, and guarantees in respect of those debt securities, issued to any trust other than the Trust, or a trustee of such trust, partnership or other entity affiliated with the Corporation that is a financing vehicle of the Corporation (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Corporation pursuant to an instrument that ranks PARI PASSU with or junior in right of payment to the Series A Guarantee. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking on a Parity with the Series A Subordinated Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Series A Subordinated Debentures.

         "Indebtedness Ranking Junior to the Series A Subordinated Debentures" shall mean any Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such Indebtedness by its terms ranks junior to and not equally with or prior to the Series A Subordinated Debentures (and any other Indebtedness Ranking on a Parity with the Series A Subordinated Debentures) in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of the Corporation. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking Junior to the Series A Subordinated Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Series A Subordinated Debentures.

         "Senior Indebtedness" shall mean the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation whether or not such claim for post-petition interest is allowed in such proceedings), on all Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Series A Subordinated Debentures or Indebtedness Ranking Junior to the Series A Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

         The Corporation is a bank holding company and almost all of the operating assets of the Corporation are owned by the Bank. The Corporation relies primarily on dividends from the Bank to meet its corporate expenses. The Corporation is a legal entity separate and distinct from its subsidiary. Holders of Series A Subordinated Debentures should look only to the Corporation for payments on the Series A Subordinated Debentures. There are regulatory limitations on the payment of dividends directly or indirectly to the Corporation from the Bank. See "--General." In addition, the Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from the Bank unless the loans are at least 100% secured by various types of collateral. Further, such secured loans, other






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

transactions and investments by the Bank are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of the Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of the Bank's capital and surplus. Accordingly, the Series A Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries.

         In addition, because the Corporation is a bank holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Series A Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of the Bank), except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. At September 30, 1998, the Corporation's sole subsidiary, the Bank, had total liabilities, including deposits, of $1.5 billion. Accordingly, the Series A Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries (including the Bank's deposit liabilities) and all liabilities of any future subsidiaries of the Corporation. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation or any subsidiary, including Senior Indebtedness.

GOVERNING LAW

         The Indenture and the Series A Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

         The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Series A Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties under the Indenture if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                       DESCRIPTION OF SERIES A GUARANTEE

         THE SERIES A GUARANTEE WILL BE EXECUTED AND DELIVERED BY THE CORPORATION CONCURRENTLY WITH THE ISSUANCE BY THE TRUST OF THE SERIES A CAPITAL SECURITIES FOR THE BENEFIT OF THE HOLDERS FROM TIME TO TIME OF THE SERIES A CAPITAL SECURITIES. WILMINGTON TRUST COMPANY WILL ACT AS SERIES A GUARANTEE TRUSTEE UNDER THE SERIES A GUARANTEE FOR THE PURPOSES OF COMPLIANCE WITH THE TRUST INDENTURE ACT. THE SERIES A GUARANTEE WILL BE QUALIFIED AS AN INDENTURE UNDER THE TRUST INDENTURE ACT. THIS SUMMARY OF CERTAIN PROVISIONS OF THE SERIES A GUARANTEE DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO, AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, ALL OF THE PROVISIONS OF THE SERIES A GUARANTEE, INCLUDING THE DEFINITIONS CONTAINED THEREIN OF CERTAIN TERMS, AND THE TRUST INDENTURE ACT, TO EACH OF WHICH REFERENCE IS HEREBY MADE. THE FORM OF THE SERIES A GUARANTEE HAS BEEN FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART. THE SERIES A GUARANTEE TRUSTEE WILL HOLD THE SERIES A GUARANTEE FOR THE BENEFIT OF THE HOLDERS OF THE SERIES A CAPITAL SECURITIES.

GENERAL

         The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Series A Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Series A Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Series A Guarantee:

         o any accumulated and unpaid Distributions required to be paid on the Series A Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time;

         o the applicable Redemption Price with respect to the Series A Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time; and

         o upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (other than in connection with the distribution of the Series A Subordinated Debentures to holders of the Series A Capital Securities or the redemption of all Series A Capital Securities), the lesser of (a) the Liquidation Distribution, to the extent the Trust has funds legally available therefor at the time, and (b) the amount of assets of the Trust remaining available for distribution to holders of Series A Capital Securities after satisfaction of liabilities to creditors of the Trust as required by applicable law.

The Series A Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "--Status of the Series A Guarantee." The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Series A Capital Securities or by causing the Trust to pay such amounts to such holders.

         The Series A Guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Series A Capital Securities, but will apply only to the extent that the Trust has funds sufficient to make such payments. If the Corporation does not make interest payments on the Series A Subordinated Debentures held by the Trust, the Trust will not be able to pay the Distributions on the Series A Capital Securities and will not have funds legally available therefor. See "Relationship Among the Series A Capital Securities, the Series A Subordinated Debentures and the Series A Guarantee." The Series A Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise.

         The holders of not less than a majority in aggregate Liquidation Amount of the Series A Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Series A Guarantee Trustee in respect of the Series A Guarantee or to direct the exercise of any trust power conferred upon the Series A Guarantee Trustee under the Series A Guarantee. Any holder of the Series A Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Series A Guarantee without first instituting a legal proceeding against the Trust, the Series A Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Series A Subordinated Debentures, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Series A Capital Securities or otherwise, and, in such event, holders of the Series A Capital Securities would not be able to rely upon the Series A Guarantee for payment of such amounts. Instead, if a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay interest on or principal of the Series A Subordinated Debentures on the applicable payment date, then a holder of Series A Capital Securities may institute a Direct Action against the Corporation pursuant to the terms of the Indenture for enforcement of payment to such holder of the principal of or interest on such Series A Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series A Capital Securities of such holder. In connection with such Direct Action, the Corporation will have a right of set-off under the Indenture to the extent of any payment made by the Corporation to such holder of Series A Capital Securities in the Direct Action. Except as described herein, holders of Series A Capital Securities will not be able to exercise directly any other remedy available to the holders of the Series A Subordinated Debentures or assert directly any other rights in respect of the Series A Subordinated Debentures. The Trust Agreement provides that each holder of Series A Securities by acceptance thereof agrees to the provisions of the Series A Guarantee and the Indenture.

         The Corporation will, through the Series A Guarantee, the Trust Agreement, the Series A Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Series A Capital Securities. No single document standing alone, or operating in conjunction with fewer than all of the other documents, constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Series A Capital Securities. See "Relationship Among the Series A Capital Securities, the Series A Subordinated Debentures and the Series A Guarantee."

STATUS OF THE SERIES A GUARANTEE

         The Series A Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the Series A Subordinated Debentures. See "Description of Series A Subordinated Debentures--Subordination." In addition, because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of such subsidiary (including depositors of the Bank), except to the extent the Corporation may itself be recognized as a creditor of such subsidiary. Accordingly, the Corporation's obligations under the Series A Guarantee effectively will be subordinated to all existing and future liabilities of the Corporation's present and future subsidiaries (including the depositors of the Bank). As a result, claimants should look only to the assets of the Corporation for payments under the Series A Guarantee. See "Description of Series A Subordinated Debentures--General."

         The Series A Guarantee will rank PARI PASSU with all other guarantees issued by the Corporation with respect to preferred beneficial interests (if any) issued by other trusts. The Series A Guarantee does not limit the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or any of its subsidiaries. The Corporation expects from time to time that it will incur additional indebtedness and that its subsidiaries will also incur additional liabilities. The Series A Guarantee will constitute a guarantee of payment and not of collection (I.E., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Series A Guarantee without first instituting a legal proceeding against any other person or entity). The Series A Guarantee will be held for the benefit of the holders of the Series A Capital Securities. The Series A Guarantee will not be discharged, except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Series A Capital Securities of the Series A Subordinated Debentures.

EVENTS OF DEFAULT

         An event of default under the Series A Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder; PROVIDED, HOWEVER, that except with respect to a default in payment of any Guarantee Payment, the Corporation shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in Liquidation Amount of the Series A Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Series A Guarantee Trustee in respect of the Series A Guarantee or to direct the exercise of any trust or power conferred upon the Series A Guarantee Trustee under the Series A Guarantee.

         Any holder of the Series A Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Series A Guarantee without first instituting a legal proceeding against the Trust, the Series A Guarantee Trustee or any other person or entity.

         The Corporation, as guarantor, will be required to file annually with the Series A Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Series A Guarantee.

AMENDMENTS AND ASSIGNMENT

         Except with respect to any changes that do not materially adversely affect the rights of holders of the Series A Capital Securities (in which case no vote will be required), the Series A Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Series A Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of Series A Capital Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Series A Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Series A Capital Securities then outstanding.

TERMINATION OF THE SERIES A GUARANTEE

         The Series A Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of all outstanding Series A Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Series A Subordinated Debentures to the holders of the Series A Capital Securities. The Series A Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Series A Capital Securities must restore payment of any sums paid under the Series A Capital Securities or the Series A Guarantee.

INFORMATION CONCERNING THE SERIES A GUARANTEE TRUSTEE

         The Series A Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the Series A Guarantee, will undertake to perform only such duties as are specifically set forth in the Series A Guarantee and, in case a default with respect to the Series A Guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Series A Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Series A Guarantee at the request of any holder of the Series A Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

         The Series A Guarantee will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

              RELATIONSHIP AMONG THE SERIES A CAPITAL SECURITIES,
        THE SERIES A SUBORDINATED DEBENTURES AND THE SERIES A GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

         Payments of Distributions and other amounts due on the Series A Capital Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Series A Guarantee." Taken together, the Corporation's obligations under the Series A Subordinated Debentures, the Indenture, the Trust Agreement and the Series A Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Series A Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Series A Capital Securities. If and to the extent that the Corporation does not make the required payments on the Series A Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Series A Capital Securities. The Series A Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of Series A Capital Securities is to institute a Direct Action. The obligations of the Corporation under the Series A Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

         As long as payments of interest and other payments are made when due on the Series A Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Series A Capital

Securities, primarily because: (1) the aggregate principal amount or Prepayment Price of the Series A Subordinated Debentures will be equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the Trust Securities;
(2) the interest rate and interest and other payment dates on the Series A Subordinated Debentures will match the Distribution Rate and Distribution and other payment dates for the Trust Securities; (iii) the Corporation, as sponsor, shall pay for all and any costs, expenses and liabilities of the Trust, except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Trust Agreement further provides that the Trust is not authorized to engage in any activity that is not consistent with its limited purposes of the Trust.

ENFORCEMENT RIGHTS OF HOLDERS OF SERIES A CAPITAL SECURITIES

         A holder of any Series A Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Series A Guarantee without first instituting a legal proceeding against the Series A Guarantee Trustee, the Trust or any other person or entity.

         A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture provide that no payments may be made in respect of the Series A Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Series A Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

LIMITED PURPOSE OF THE TRUST

         The Series A Capital Securities will represent beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Series A Subordinated Debentures and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of a Series A Capital Security and a holder of a Series A Subordinated Debenture is that a holder of a Series A Subordinated Debenture will be entitled to receive from the Corporation the principal amount of and interest on Series A Subordinated Debentures held, while a holder of Series A Capital Securities is entitled to receive Distributions from the Trust (or, in certain circumstances, from the Corporation under the Series A Guarantee) if and to the extent the Trust has funds on hand legally available for the payment of such Distributions.

RIGHTS UPON DISSOLUTION

         Unless the Series A Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary dissolution, winding-up or liquidation of the Trust, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Series A Capital Securities--Liquidation of the Trust and Distribution of Series A Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Series A Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation will be the guarantor under the Series A Guarantee and will agree to pay all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Series A Capital Securities and a holder of Series A Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         In the opinion of Greenberg Traurig, P.A., special federal income tax counsel to the Corporation and the Trust ("Special Tax Counsel"), the following summary accurately describes the material U.S. federal income tax consequences of the purchase, ownership and disposition of a Series A Capital Security.

         This summary addresses only the tax consequences to a person that acquires a Series A Capital Security on its original issuance at its original issue price and that holds the security as a capital asset. The summary does not address all tax consequences that may be applicable to a beneficial owner of a Series A Capital Security and does not address the tax consequences to holders subject to special tax regimes (like banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, persons that will hold a Series A Capital Security as a position in a "straddle," as part of a "synthetic security" or "hedge" or as part of a "conversion transaction" or other integrated investment). This summary does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may apply to a Series A Capital Security. Except as noted below in the discussion of Non-U.S. Holders, this discussion is addressed to a U.S. Holder, which is defined as a beneficial owner of a Series A Capital Security that, for U.S. federal income tax purposes, is (or is treated as) (1) a citizen or individual resident of the United States, (2) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (3) an estate the income of which is includible in gross income for U.S. federal income tax purposes without regard to its source or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the ability to control all substantial decisions of the trust. This summary does not address the tax consequences to any shareholder, partner or beneficiary of a holder of a Series A Capital Security. This summary is based on the Code, Treasury regulations thereunder and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. An opinion of Special Tax Counsel is not binding on the IRS or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the transactions described herein. No assurance can be given that the opinions expressed herein will not be challenged by the IRS or, if challenged, that the challenge will not be successful.

CLASSIFICATION OF THE SERIES A SUBORDINATED DEBENTURES

         The Corporation intends to take the position that the Series A Subordinated Debentures will be classified for U.S. federal income tax purposes as indebtedness of the Corporation. Special Tax Counsel will render its opinion generally to the effect that, under then current law and based on the representations, facts and assumptions set forth in this Prospectus, and assuming full compliance with the terms of the Indenture (and other relevant documents), and based on certain assumptions and qualifications referenced in the opinion, the Series A Subordinated Debentures will be characterized for U.S. federal income tax purposes as indebtedness of the Corporation. The Corporation, the Trust and the holders of the Series A Capital Securities (by acceptance of a beneficial interest in a Series A Capital Security) will agree to treat the Series A Subordinated Debentures as indebtedness of the Corporation for all U.S. federal income tax purposes. No assurance can be given, however, that that position will not be challenged by the IRS or, if challenged, that the challenge will not be successful. The remainder of this discussion assumes that the Series A Subordinated Debentures will be classified as indebtedness of the Corporation for U.S. federal income tax purposes.

         Prospective investors should be aware that the IRS has disallowed a deduction for interest paid by Enron Corporation ("Enron") in 1993 and 1994 on securities issued by Enron that are similar to the Series A Subordinated Debentures. Enron has filed a petition in the U.S. Tax Court challenging the disallowance of its deductions. The opinion of Special Tax Counsel regarding the tax classification of the Series A Subordinated Debentures is based on the law prior to any Tax Court decision in the Enron case. Although Enron's debt obligations differ in certain respects from the Series A Subordinated Debentures, the arguments of the IRS that interest on those obligations is not deductible are not focused on those different terms and thus could apply to the Series A Subordinated Debentures. Therefore, if the Tax Court decides in favor of the IRS in Enron's case, although its decision might be distinguishable from the Series A Subordinated Debentures, it is also possible that its decision would result in the receipt by the Corporation or the Trust of a subsequent opinion of counsel that there is more than an insubstantial risk that interest payable on the Series A Subordinated Debentures is not or will not be deductible. The receipt of such an opinion would constitute a Tax Event, which would permit the Corporation to cause a redemption of the Series A Capital Securities.

CLASSIFICATION OF THE TRUST

         In connection with the issuance of the Series A Capital Securities, Special Tax Counsel will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Trust Agreement and the Indenture (and certain other documents), and based on certain facts and assumptions contained in that opinion, the Trust will not be classified for U.S. federal income tax purposes as an association taxable as a corporation. Accordingly, for U.S. federal income tax purposes, the Trust will not be subject to U.S. federal income tax, and each holder of a Series A Capital Security generally will be required to include in its gross income any interest (or accrued original issue discount ("OID")) with respect to its allocable share of the Series A Subordinated Debentures.

ORIGINAL ISSUE DISCOUNT

         Under the Indenture, the Corporation has the right to defer the payment of interest on the Series A Subordinated Debentures at any time or from time to time for one or more Extension Periods not exceeding 20 consecutive quarterly periods each, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. By reason of that right, Treasury regulations will subject the Series A Subordinated Debentures to the rules in the Code and Treasury regulations on debt instruments issued with OID (the "OID Rules"), unless the Indenture or Series A Subordinated Debentures contain terms or conditions that make the likelihood of exercise of the deferral option remote. Because the Corporation does not have a policy of paying dividends on its common stock and instead reinvests its earnings in its business, the covenant in the Indenture prohibiting the Corporation from paying dividends during an Extension Period probably does not provide an effective deterrent to the Corporation's exercise of the deferral option, and thus the OID Rules probably apply. Special Tax Counsel to the Corporation is unable to conclude that the Indenture or the Series A Subordinated Debentures contain terms or conditions that make the likelihood of exercise of the deferral option remote, and the Corporation intends to report payments on the Series A Subordinated Debentures to the Internal Revenue Service on the basis that the OID Rules apply.

         If the OID Rules apply, a U.S. Holder will include income on the Series A Subordinated Debentures in gross income on a daily economic accrual method of accounting prescribed by the OID Rules, regardless of the U.S. Holder's regular method of accounting for federal income tax purposes. A holder of a Series A Subordinated Debenture thus would include in gross income amounts that had not yet been received (including, in particular, during any Extension Period, when the Corporation would not make actual cash payments). Under the OID Rules, a U.S. Holder would accrue an amount of interest income in each taxable year that approximates the amount of interest that accrues on the Series A Subordinated Debentures at the stated interest rate, and actual cash payments of interest on the Series A Subordinated Debentures would not be separately includible in gross income. In addition, any holder who disposes of a Series A Capital Security before the record date for the payment of a Distribution will include OID in gross income but will not receive any cash related thereto from the Corporation. The amount of any accrued but unpaid Distributions could be significant if the disposition of the Series A Capital Security occurs during an Extension Period. The amount of any OID included in a U.S. Holder's gross income will increase that holder's tax basis in its Series A Capital Securities, and the amount of distributions received by a U.S. Holder with respect to those Series A Capital Securities will reduce the tax basis of those Series A Capital Securities.

         Because the Series A Capital Securities will be treated as indebtedness, corporate holders of the Series A Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to a Series A Capital Security.

RECEIPT OF SERIES A SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE
TRUST

         The Corporation will have the right at any time to liquidate the Trust and cause the Series A Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for U.S. federal income tax purposes, would be treated as a nontaxable event to each holder, and the aggregate tax basis of each holder in its Series A Subordinated Debentures received would be equal to its aggregate tax basis in its Series A Capital Securities surrendered. A holder's holding period in the Series A Subordinated Debentures received in liquidation of the Trust would be no shorter than the period during which the Series A Capital Securities were held by that holder. A holder would account for interest in respect of the Series A Subordinated Debentures received from the Trust in the manner described above under "--Original Issue Discount," including any OID accrued on the Series A Subordinated Debentures as of the date of any such distribution.

         Under certain circumstances described herein (see "Description of Series A Capital Securities"), the Series A Subordinated Debentures may be prepaid in cash, and the proceeds of that prepayment would be distributed to holders in redemption of their Series A Capital Securities. Under current law, that redemption would constitute, for U.S. federal income tax purposes, a taxable disposition of the redeemed Series A Capital Securities, the tax consequences of which are described below under "--Sales or Redemptions of Series A Capital Securities."

SALES OR REDEMPTIONS OF SERIES A CAPITAL SECURITIES

         On a sale or redemption of a Series A Capital Security for cash, a holder will recognize gain or loss equal to the difference between its adjusted tax basis in the Series A Capital Security and the amount realized on the sale or redemption of that Series A Capital Security. If the OID Rules apply, a holder's adjusted basis in a Series A Capital Security generally will be its initial purchase price increased by any OID previously included in the holder's gross income to the date of disposition and decreased by any distributions received on the Series A Capital Security. If the OID Rules do not apply, a holder's adjusted basis in a Series A Capital Security generally will be its initial purchase price, and if the holder uses an accrual method of accounting, the holder will have a basis in any accrued but unpaid interest. Gain or loss recognized on a sale or redemption of a Series A Capital Security will be capital gain or loss. Capital gain recognized by an individual in respect of a Series A Capital Security held for more than one year as of the date of sale or redemption is subject to a maximum U.S. federal income tax rate of 20 percent.

         The Series A Capital Securities may trade at a price that discounts any accrued but unpaid interest on the Series A Subordinated Debentures. Therefore, the amount realized by a holder who disposes of a Series A Capital Security between Distribution payment dates and whose adjusted basis in the Series A Capital Security has been increased by the amount of any accrued but unpaid OID (or interest) may be less than the holder's adjusted basis in the Series A Capital Security. A holder's basis in a Series A Capital Security could be increased either under the OID Rules or, if the OID Rules do not apply, in the case of a holder that uses an accrual method of accounting, under the accrual accounting rules. In that case, the holder will recognize a capital loss. Subject to a limited exception in the case of individual taxpayers, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes.

NON-U.S. HOLDERS

         For purposes of this discussion, a "Non-U.S. Holder" generally is any individual, corporation, partnership, estate or trust that is not a U.S. Holder for U.S. federal income tax purposes.

         Under current U.S. federal income tax laws, subject to the discussion below of backup withholding, (i) payments by the Trust or any of its paying agents to a Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that (a) the Non-U.S. Holder does not own, actually or constructively, ten percent or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the Non-U.S. Holder is not a controlled foreign corporation that is related to the Corporation through stock ownership, (c) the Non-U.S. Holder is not a bank whose receipt of interest on the Series A Subordinated Debentures is described in Section 881(c)(3)(A) of the Code, and (d) either (A) the Non-U.S. Holder certifies to the Trust or its agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of business (a "Financial Institution") and holds the Series A Capital Security in that capacity certifies to the Trust or its agent, under penalties of perjury, that that statement has been received from the Non-U.S. Holder by it or by a Financial Institution between it and the Non-U.S. Holder and furnishes the Trust or its agent with a copy thereof, and
(ii) a Non-U.S. Holder will not be subject to U.S. federal withholding tax on any gain realized upon a sale or other disposition of a Series A Capital Security. New final Treasury regulations provide alternative methods for satisfying the certification requirements described in clause (i)(d) above, effective for certain payments made after December 31, 1999.

         If a Non-U.S. Holder is engaged in trade or business in the United States and interest on the Series A Capital Securities (or the Series A Subordinated Debentures) is effectively connected with the conduct of that trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed above, will be subject to U.S. federal income tax on that interest on a net income basis in generally the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, the interest income would be included in the foreign corporation's earnings and profits. In the case of a Non-U.S. Holder entitled to the benefits of a tax treaty with the United States, the foregoing discussion generally applies only if the Non-U.S. Holder is engaged in business in the United States through a U.S. permanent establishment and the income on the Series A Subordinated Debentures is attributable to that permanent establishment within the meaning of the treaty, and the rate of the branch profits tax may be limited to a rate prescribed by the treaty for the withholding of tax on dividends. New final Treasury regulations generally prescribe new methods for certifying that a Non-U.S. Holder is exempt from the withholding of U.S. federal income tax by reason of being engaged in trade or business in the United States.

         Any gain recognized upon a sale or other disposition of Series A Capital Securities (or Series A Subordinated Debentures) generally will not be subject to U.S. federal income tax unless (i) the gain is effectively connected with a U.S. trade or business of the Non-U.S. Holder or (ii) in the case of a Non-U.S. Holder who is an individual, that individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition, and certain other conditions are met.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

         The amount of interest, including OID, accrued on Series A Capital Securities held of record by U.S. Holders (other than corporations and other exempt holders) will be reported to the IRS. "Backup" withholding at a rate of 31% will apply to payments of interest to non-exempt U.S. Holders unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that that number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

         Payment of the proceeds from the disposition of Series A Capital Securities to or through the U.S. office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

         Non-U.S. Holders are generally exempt from the information reporting and backup withholding rules but may be required to comply with certain certification and identification requirements to prove their exemption.

         Any amount withheld from a holder under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

         It is anticipated that income on Series A Capital Securities will be reported to holders on Form 1099-OID and mailed to holders of Series A Capital Securities by January 31 following each calendar year.

         THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES TO IT OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF A CAPITAL SECURITY, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

         Each fiduciary of a pension, profit-sharing or other employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Series A Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

         Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemption relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b) (4) of ERISA) are not subject to the requirements of ERISA or
Section 4975 of the Code; however, governmental plans may be subject to similar provisions under applicable state laws.

         Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in the Trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

         Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if, at all times, less than 25% of the value of each class of equity interests in the Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"), or if the Series A Capital Securities were "publicly-offered securities" for purposes of the Plan Assets Regulation. No assurance can be given that the Series A Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Series A Capital Securities at the completion of this offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. In addition, no assurance can be given that the Series A Capital

Securities would be considered to be "publicly-offered securities" under the Plan Assets Regulation. All of the Series A Common Securities will be purchased and initially held by the Corporation.

         Certain transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Series A Capital Securities were acquired with "plan assets" of such Plan and the assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust. For example, if the Corporation were a Party in Interest with respect to a Plan (either directly or by reason of its ownership of the Bank or other subsidiaries), extensions of credit between the Corporation and the Trust (as represented by the Series A Subordinated Debentures and the Series A Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below). In addition, if the Corporation were considered to be a fiduciary with respect to the Trust as a result of certain powers it holds (such as the powers to remove and replace the Property Trustee and the Administrative Trustees), it is possible that the optional redemption or acceleration of the Series A Subordinated Debentures would be considered to be prohibited transactions under Section 406(b) of ERISA and Section 4975(c)(1)(E) of the Code. In an attempt to avoid such prohibited transactions, each investing plan, by purchasing Series A Capital Securities, will be deemed to have directed the Trust to invest in the Series A Subordinated Debentures and to have appointed the Property Trustee.

         The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Series A Capital Securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

         Because the Series A Capital Securities may he deemed to be equity interests in the Trust for purposes of applying ERISA and Section 4975 of the Code, the Series A Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is exempt from any prohibited transactions because of the relief provided under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. Any purchaser or holder of the Series A Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is exempt from any prohibited transactions because of the relief provided under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such purchase or holding. If a purchaser or holder of the Series A Capital Securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Corporation and the Trust may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding.

         Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Series A Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other applicable exemption.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting
Agreement dated December   , 1998 (the "Underwriting Agreement"), the
Corporation and the Trust have agreed that the Trust will sell to each of the

Underwriters named below, and each of such Underwriters has severally agreed to purchase from the Trust, the respective number of Series A Capital Securities set forth opposite its name below:


                                                                             NUMBER OF
                                                                   SERIES A CAPITAL SECURITIES
                                                                   ---------------------------
   CIBC Oppenheimer Corp............................

   Raymond James & Associates, Inc..................
                                                                             ---------
          Total ....................................                         1,200,000
                                                                             =========


         Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of the Series A Capital Securities if any are taken.

         The Underwriters propose initially to offer the Series A Capital Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities
dealers at such price less a concession not in excess of $      per Series A
Capital Security. The Underwriters may allow, and such dealers may reallow, a
concession not to exceed $      per Series A Capital Security to certain brokers
and dealers. After the Series A Capital Securities are released for sale to the public, the initial public offering price and other selling terms may from time to time be varied by the Underwriters. No Underwriter will execute any transaction in a discretionary account without prior approval of the customer.

         In view of the fact that the proceeds from the sale of the Series A Capital Securities will be used to purchase the Series A Subordinated Debentures issued by the Corporation, the Underwriting Agreement provides that the Corporation will pay as Underwriters' compensation for the Underwriters' arranging the investment in such Series A Subordinated Debentures of such
proceeds an amount of $      per Series A Capital Security for the accounts of
the several Underwriters.

         The Trust has granted to the Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to an additional 180,000 Series A Capital Securities at the public offering price set forth on the cover page hereof less underwriting discounts. The Underwriters may exercise such option to purchase additional Series A Capital Securities solely for the purpose of covering over-allotments, if any, incurred in the sale of the Series A Capital Securities.

         To the extent that the Underwriters exercise their option to purchase additional Series A Capital Securities, the Trust will issue and sell to the Corporation additional Series A Common Securities and the Corporation will issue and sell to the Trust additional Series A Subordinated Debentures in an aggregate principal amount equal to the total Liquidation Amount of the additional Series A Capital Securities being purchased pursuant to the option and the additional Series A Common Securities.

         The Corporation and the Trust have agreed that, for a period of 180 days from the date of the Underwriting Agreement, they will not offer, sell, contract to sell or otherwise dispose of, any other beneficial interests in the assets of the Trust, or any preferred securities or any other securities of the Trust or the Corporation which are substantially similar to the Series A Capital Securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive preferred securities or any such substantially similar securities of either the Trust or the Corporation, without the prior written consent of the Underwriters, except for the Series A Capital Securities offered in connection with this offering.

         Prior to the offering, there has been no public market for the Series A Capital Securities. Although the Underwriters have indicated to the Corporation and the Trust that they intend to make a market in the Series A Capital Securities, they are not obligated to do so and may discontinue any such market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading markets for the Series A Capital Securities.

         The Corporation and the Trust have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act.

         It is expected that delivery of the Series A Capital Securities will be made in book-entry form only through the facilities of The Depository Trust Company in New York, New York against payment therefor on or about December , 1998, as agreed upon by the Corporation, the Trust and the Underwriters in accordance with Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment services to the Corporation and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

         In connection with this offering, certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Series A Capital Securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M under the Exchange Act, pursuant to which such persons may bid for or purchase Series A Capital Securities for the purpose of stabilizing the market price for Series A Capital Securities. The Underwriters may also create a short position for the account of the Underwriters by selling more Series A Capital Securities in connection with the offering than they are committed to purchase from the Trust, and in such case may purchase Series A Capital Securities in the open market following completion of the offering to cover all or a portion of the Series A Capital Securities or by exercising the Underwriters' over-allotment option referred to above. In addition, CIBC Oppenheimer Corp., on behalf of the Underwriters may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in the offering) for the account of the other Underwriters, the selling concession with respect to Series A Capital Securities that are distributed in the offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Series A Capital Securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if undertaken, may be discontinued at any time.

                             VALIDITY OF SECURITIES

         Certain matters of Delaware law relating to the validity of the Series A Capital Securities, the enforceability of the Trust Agreement and the formation of the Trust will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to the Corporation and the Trust. The validity of the Series A Guarantee and the Series A Subordinated Debentures will be passed upon for the Corporation by Greenberg Traurig, P.A. and for the Underwriters by Thacher Proffitt & Wood. Greenberg Traurig, P.A. and Thacher Proffitt & Wood will rely on the opinion of Richards, Layton & Finger, P.A., as to matters of Delaware law. Thacher Proffitt & Wood will rely on the opinion of Greenberg Traurig, P.A. as to matters of Florida law. Greenberg Traurig, P.A. will rely on the opinion of J. Reid Bingham, General Counsel to the Corporation, as to certain matters. Certain matters relating to U.S. federal income tax considerations described in this Prospectus will be passed upon for the Corporation by Greenberg Traurig, P.A..

                                    EXPERTS

         The Consolidated Financial Statements incorporated in this Prospectus by reference from the Corporation's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                        INDEX OF SIGNIFICANT DEFINITIONS

         Set forth below is a list of defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.


        TERM                                         PAGE             TERM                                          PAGE
        ----                                         ----             ----                                          ----
Additional Sums....................................   45       IRS................................................   14
Administrative Trustees............................    5       Like Amount........................................   31
Allocable Amounts..................................   49       Liquidation Distribution...........................   32
Bank...............................................    4       Nasdaq National Market.............................    9
BHC Act............................................   20       Non-U.S. Holder....................................   58
Business Day.......................................   29       OCC................................................   20
Corporation........................................    2       OID................................................   57
Delaware Trustee...................................    5       Participants.......................................   37
Distribution Date..................................   29       Paying Agent.......................................   39
Distribution Period................................   29       Prepayment Price...................................   44
Distributions......................................   30       Property Trustee...................................    5
DTC................................................    8       Redemption Date....................................   31
Exchange Act.......................................   63       Region.............................................    4
Extension Period...................................    7       Regulatory Capital Event...........................   44
FDIA...............................................   13       Senior Indebtedness................................   50
FDIC...............................................   20       Series A Capital Securities........................    5
FRB................................................   12       Series A Common Securities.........................    5
Guarantee Payments.................................   51       Series A Guarantee.................................    7
Indebtedness.......................................   49       Series A Subordinated Debentures...................    6
Indebtedness Ranking Junior to the Series A                    Special Event......................................   44
  Subordinated Debentures..........................   50       Stated Maturity Date...............................   41
Indebtedness Ranking on a Parity with the                      Successor Securities...............................   35
  Series A Subordinated Debentures.................   50       Tax Event..........................................   44
Indirect Participants..............................   37       Trust..............................................    5
Interest Payment Date..............................   40       Trust Agreement....................................    5
Interest Period....................................   40       Trustees...........................................    5
Investment Company Event...........................   44       Trust Securities...................................   14






======================================================       ======================================================


     No dealer, salesperson or other person is authorized                    HAMILTON CAPITAL TRUST I
to give any information or to represent anything not
contained in this Prospectus.  You must not rely on any                            $30,000,000
unauthorized information or representations.  This
Prospectus is an offer to sell only the securities offered
hereby, but only under circumstances where it is lawful to                            BLUS(SM)
do so.  The information contained in this Prospectus is               % BENEFICIAL UNSECURED SECURITIES, SERIES A
current only as of its date.  Neither the delivery of this
Prospectus nor any sale made hereunder shall, under any           (LIQUIDATION AMOUNT $25 PER CAPITAL SECURITY)
circumstances, create any implication that there has been
no change in the affairs of the Corporation or the Trust       FULLY AND UNCONDITIONALLY GUARANTEED, TO THE EXTENT
since the date hereof or that the information contained                        DESCRIBED HEREIN, BY
herein is correct as of any time subsequent to the date of
this Prospectus.                                                               HAMILTON BANCORP INC.

                                                                            --------------------------
                      --------------
                                                                                    PROSPECTUS

                     TABLE OF CONTENTS                                      --------------------------

                                                  PAGE
                                                  ----
Where You Can Find More Information..................2
Forward-Looking Statements...........................2
Summary..............................................4
Selected Consolidated Financial Data................10
Risk Factors........................................12                           CIBC OPPENHEIMER
Hamilton Bancorp Inc................................21
Hamilton Capital Trust I............................24                   RAYMOND JAMES & ASSOCIATES, INC.
Use of Proceeds.....................................25
Capitalization......................................27
Accounting Treatment................................28
Description of Series A Capital Securities..........29
Description of Series A Subordinated Debentures.....40
Description of Series A Guarantee...................51
Relationship Among the Series A Capital Securities,
   the Series A Subordinated Debentures and the
   Series A Guarantee...............................54
Certain Federal Income Tax Consequences.............56
ERISA Considerations................................60
Underwriting........................................61                        December    , 1998
Validity of Securities..............................63
Experts.............................................63
Index of Significant Definitions....................64

======================================================       ======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The Corporation will pay all of the expenses incurred in connection with the offering described in this registration statement, other than underwriting commissions and discounts. Such expenses are estimated to be as follows:


         Securities and Exchange Commission registration fee..........................       $ 10,178
         Legal fees and expenses......................................................              *
         Accounting fees and expenses.................................................              *
         Blue Sky fees and expenses...................................................              *
         Printing and engraving fees..................................................              *
         Fees and expenses of registrars, transfer agents, paying agents and trustees.              *
         Listing fees.................................................................              *
         Miscellaneous................................................................              *
                                                                                             --------
                  Total...............................................................       $      *
                                                                                             ========

---------------

*To be filed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Corporation has authority under the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Corporation's Amended and Restated Articles of Incorporation require the Corporation to indemnify the Corporation's directors, officers, employees and agents. The Corporation has entered into an agreement with each of its directors and certain of its officers providing for indemnification to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act, may be permitted to directors, officers or persons controlling the Corporation, pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. The Corporation also maintains directors' and officers' liability insurance.

ITEM 16. EXHIBITS.

             EXHIBIT
              NUMBER                                               DESCRIPTION
              ------                                               -----------
               1.1              Form of Underwriting Agreement.
               4.1              Certificate of Trust for Hamilton Capital Trust I.
               4.2              Declaration of Trust for Hamilton Capital Trust I.
               4.3              Form of Amended and Restated Declaration of Trust.
               4.4              Form of Series A Series A Subordinated Debenture.
               4.5              Form of Series A Capital Security.
               4.6              Form of Series A Guarantee Agreement.
               4.7              Form of Indenture.
               5.1              Opinion of Greenberg Traurig, P.A. as to the legality of the Series A
                                Subordinated Debentures and the Series A Guarantee to be issued by the
                                Corporation.*
               5.2              Opinion of Richard, Layton & Finger, special Delaware counsel, as to the legality of the Series A Capital Securities.*
               8.1              Opinion of Greenberg Traurig, P.A. as to certain federal income tax matters.*
              12.1              Computation of ratio of earnings to fixed charges.
              23.1              Consent of Deloitte & Touche, LLP.
              23.2              Consent of Greenberg, Traurig, P.A. (included in Exhibit 5.1).*
              23.3              Consent of Richards, Layton & Finger (included in Exhibit 5.2).*
              25.1              Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Amended and Restated Declaration of Trust of Hamilton Capital Trust I.*
              25.2              Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Indenture.*
              25.3              Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Series A Guarantee for the benefit of the holders of Series A Capital
                                Securities of Hamilton Capital Trust I.*
              27.1              Financial Data Schedule.

--------------

*To be filed by amendment.

ITEM 17. UNDERTAKINGS.

         (a) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer, or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the respective registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (c) The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit the prompt delivery to each purchaser.

         (d) That for the purpose of determining any liability under the Securities Act of 1933:

                           (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

                           (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 4th day of December, 1998.

                                      HAMILTON BANCORP INC.



                                      By: /s/ Eduardo A. Masferrer
                                          -------------------------------------
                                          Eduardo A. Masferrer, Chairman of
                                          the Board, President and Chief
                                          Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eduardo A. Masferrer and J. Reid Bingham, his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE                                DATE
                 ---------                                       -----                                ----


/s/ Eduardo A. Masferrer                      Chairman of the Board, President,                December 4, 1998
-----------------------------------------        and Chief Executive Officer
Eduardo A. Masferrer                             (principal executive officer)



/s/ John M.R. Jacobs                          Senior Vice President, Finance (principal        December 4, 1998
-----------------------------------------        accounting officer)
John M.R. Jacobs



/s/ Maura A. Acosta                           Executive Vice President and Director            December 4, 1998
-----------------------------------------
Maura A. Acosta



/s/ William Alexander                         Director                                         December 4, 1998
-----------------------------------------
William Alexander



/s/ Virgilio E. Sosa, Jr.                     Director                                         December 4, 1998
-----------------------------------------
Virgilio E. Sosa, Jr.



                                              Director                                         December  , 1998
-----------------------------------------
William Bickford



                                              Director                                         December  , 1998
-----------------------------------------
Thomas F. Gaffney


                                 EXHIBIT INDEX

      NUMBER                                           DESCRIPTION                                       PAGE
      ------                                           -----------                                       ----

      1.1                Form of Underwriting Agreement.

      4.1                Certificate of Trust for Hamilton Capital Trust I.

      4.2                Declaration of Trust for Hamilton Capital Trust I.

      4.3                Form of Amended and Restated Declaration of Trust.

      4.4                Form of Series A Series A Subordinated Debenture.

      4.5                Form of Series A Capital Security.

      4.6                Form of Series A Guarantee Agreement.

      4.7                Form of Indenture.

     12.1                Computation of ratio of earnings to fixed charges

     23.1                Consent of Deloitte & Touche, LLP.

     27.1                Financial Data Schedule.
